Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 8, 2011 by and among PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC), FIRST WESTERN SBLC, INC., a Florida corporation (“First Western”) (PMC and First Western individually each referred to as a “Borrower” and collectively as “Borrowers”), EACH OF THE FINANCIAL INSTITUTIONS WHICH IS A SIGNATORY HERETO OR WHICH MAY FROM TIME TO TIME BECOME A PARTY HERETO (individually, a “Lender” and collectively, the “Lenders”) and JPMORGAN CHASE BANK, National Association (“JPMorgan”), a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, Borrowers, Lenders and Administrative Agent are party to that Amended and Restated Credit Agreement, dated as of December 10, 2010 (as the same has been or may be renewed, extended, amended and restated from time to time, the “Credit Agreement”); and
WHEREAS, Borrowers have requested that Administrative Agent and Lenders agree to an amendment extending the maturity date and making other changes. Subject to the conditions set forth in this Amendment, Administrative Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, the parties to this Amendment, for good, fair and valuable consideration, the receipt and reasonable equivalency of which are hereby acknowledged, do hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Defined Terms; References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections,” “Schedules” and “Exhibits” are to sections, schedules and exhibits to the Credit Agreement.
ARTICLE II
AMENDMENTS
Section 2.1 Amendments to Credit Agreement. The Credit Agreement is hereby amended to read in its entirety as set forth in Annex 1 hereto.
First Amendment To Amended and Restated Credit Agreement

Section 2.2 Amendments to Schedule 2. Schedule 2 to the Credit Agreement is hereby deleted and the attached Schedule 2 is hereby substituted in its stead.
Section 2.3 Amendments to Schedule 6.3. Schedule 6.3 to the Credit Agreement is hereby deleted and the attached Schedule 6.3 is hereby substituted in its stead.
Section 2.4 Amendments to Exhibit A. Exhibit A to the Credit Agreement is hereby deleted and the attached Exhibit A is hereby substituted in its stead.
Section 2.5 Amendments to Exhibit D. Exhibit D to the Credit Agreement is hereby deleted and the attached Exhibit D is hereby substituted in its stead.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.1 Conditions Precedent. Notwithstanding any contrary provisions herein, this Amendment is not effective unless and until:
(a) the representations and warranties in this Amendment and in the Credit Agreement are true and correct;
(b) the Administrative Agent shall have received counterparts of this Amendment executed by each party named below;
(c) the Administrative Agent shall have received (i) resolutions of the Board of Trust Managers of PMC and resolutions of the Board of Directors of First Western certified, in each case, by their respective Secretary or Assistant Secretary which authorize the execution, performance and delivery of the Credit Documents to which it is or is to be a party; (ii) a certificate of incumbency certified by the Secretary or Assistant Secretary of both Borrowers certifying the names of each of its officers authorized to sign the Credit Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures; and (iii) certificates of the appropriate government officials of the State of Organization of PMC and First Western as to their respective existence and good standing;
(d) the Administrative Agent shall have received a new Revolving Note executed by PMC in the form of Exhibit A attached hereto, duly completed in an amount of $40,000,000;
(e) the Administrative Agent shall have received a new Revolving Note executed by First Western in the form of Exhibit A attached hereto, duly completed in an amount of $10,000,000;
First Amendment to Amended and Restated Credit Agreement — Page 2

(f) the Administrative Agent shall have received a favorable opinion of counsel to the Borrowers in form and substance acceptable to the Administrative Agent and its counsel;
(g) the Administrative Agent shall have received bring down certificate of the Secretary or Assistant Secretary of each Borrower certifying that the declaration of trust, articles of incorporation, and bylaws, as applicable of such Borrower have not been modified in any respect from the copies previously provided to the Administrative Agent and the Lenders in connection with the Credit Agreement;
(h) the Administrative Agent shall have received current UCC searches for each of the Borrowers and their respective subsidiaries showing no Liens except Liens permitted by the Credit Agreement;
(i) the Administrative Agent shall have received reimbursement for all costs and expenses incurred by it in connection with this Amendment and the other transactions to the extent invoiced; and
(j) the Administrative Agent shall have received such other documents, instruments and certificates as reasonably requested by it in connection with this Amendment.
ARTICLE IV
NO WAIVER
Section 4.1 No Waiver. Nothing herein shall be construed as a consent to or waiver of any Potential Default or Event of Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Credit Document. All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such Potential Default or Event of Default. Nothing herein shall diminish the right of the Administrative Agent or any Lender to require strict performance by Borrowers of each provision of any Credit Document to which such Person is a party, except as expressly provided herein. All terms and provisions and all rights and remedies of the Administrative Agent and the Lenders under the Credit Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.
ARTICLE V
MISCELLANEOUS
Section 5.1 Ratifications. This Amendment modifies and supersedes all inconsistent terms and provisions of the Credit Documents, and except as expressly modified and superseded by this Amendment, the Credit Documents are ratified and confirmed and continue in full force and effect. Borrowers, Administrative Agent and Lenders agree that the Credit Documents, as amended by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.
First Amendment to Amended and Restated Credit Agreement — Page 3

Section 5.2 Representations and Warranties. Each of the Borrowers hereby represents and warrants to Administrative Agent and Lenders that (a) this Amendment and any Credit Documents to be delivered under or in connection with this Amendment have been duly executed and delivered by PMC and First Western, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by PMC or First Western of this Amendment and any Credit Document to be delivered under or in connection with this Amendment, (c) this Amendment and any Credit Documents to be delivered under or in connection with this Amendment are valid and binding upon PMC and First Western and are enforceable against PMC and First Western in accordance with their respective terms, (d) the execution, delivery, and performance by PMC and First Western of this Amendment and any Credit Documents to be delivered under or in connection with this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any applicable laws, agreements or understandings to which such Person is a party or by which such Person is bound, (e) the representations and warranties contained in the Credit Agreement, as amended by this Amendment, and any other Credit Document are true and correct in all material respects as of the date of this Amendment (except for any representations and warranties that speak to a specific date prior to the date of this Amendment), (f) as of the date of this Amendment, no Potential Defaults or Events of Default exist, and (g) that certain Guaranty executed by PMC, dated as of December 28, 2010 (i) is hereby ratified and confirmed, (ii) continues in full force and effect, and (iii) continues to be legal, valid, binding and enforceable in accordance with its terms.
Section 5.3 References. All references in the Credit Documents to the “Credit Agreement” refer to the Credit Agreement as amended by this Amendment. This Amendment is a “Credit Document” as referred to in the Credit Agreement and the provisions relating to Credit Documents in the Credit Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.
Section 5.4 Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.
Section 5.5 Parties Bound. This Amendment binds and inures to the benefit of each Borrower, Agent and each Lender and their respective successors and assigns.
Section 5.6 Entirety. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank.]
First Amendment to Amended and Restated Credit Agreement — Page 4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BORROWERS: PMC COMMERCIAL TRUST
By:	/s/ Barry Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

FIRST WESTERN SBLC, INC.
By:	/s/ Barry Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., individually, as a Lender and as Administrative Agent

By:	/s/ Denise Parks

Denise Parks
Senior Vice President
First Amendment To Amended and Restated Credit Agreement — Signature Page

Exhibit A
[SECOND] [FIRST] [AMENDED AND RESTATED] REVOLVING NOTE

$	June 8, 2011
FOR VALUE RECEIVED, the undersigned,                                         , a                      (“Payor”), irrevocably and unconditionally promises to pay to the order of                                         , a                                          (“Lender”, and together with each subsequent holder hereof, “Payee”), at the principal banking office of Administrative Agent (hereinafter referenced) at 2200 Ross Avenue, Dallas, Texas 75201, (i) the principal amount of                      MILLION AND NO/100 DOLLARS ($                    ) (or such lesser amount as shall equal the aggregate unpaid principal amount of all Borrowings made by Lender to Payor pursuant to the Credit Agreement hereinafter referenced), on the dates and in the principal amounts provided for in the Credit Agreement, and (ii) interest on the unpaid principal amount of each such Borrowing from time to time remaining outstanding and unpaid from the date of each such Borrowing until it shall be paid in full, at the rates per annum and on the dates provided for in the Credit Agreement.
All capitalized terms used herein and not otherwise defined herein shall have the same meaning and effect as used and defined in that certain Amended and Restated Credit Agreement dated as of December 28, 2010 (as amended and otherwise modified, and in effect, the “Credit Agreement”), by and among PMC, First Western, certain Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent for those Lenders. Reference is hereby made to the Credit Agreement for all intents and purposes.
This Note is a “Revolving Note” executed by Payor and is referred to in, governed by, and subject to, and is entitled to the benefits of, the terms and provisions of the Credit Agreement as therein stated and referenced. Reference is hereby made to the Credit Agreement for a statement of the agreements, rights, remedies, benefits and obligations of Payee and the covenants, agreements, rights, duties and obligations of Payor in relation hereto, including provisions for acceleration of the maturity hereof, interest rate and amount limitations and voluntary and mandatory prepayments hereon; but this reference to the Credit Agreement, or any provision thereof, shall not affect or impair the irrevocable, absolute and unconditional obligation of Payor to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be finally and fully payable on the Termination Date.
The date, amount, Type, and interest rate of each Borrowing made by Lender to Payor, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by Payee on its books and records, and prior to any transfer of this Note, endorsed by Payee on a schedule attached hereto or any continuation thereof; and all recordations and endorsements made by Payee shall, absent manifest error, be conclusive of all such matters and binding on all Persons. Payee’s failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve Payor’s obligation to pay (i) all Borrowings made by Lender and then outstanding and (ii) all accrued and earned interest on the amounts thereof from time to time outstanding and unpaid, pursuant to this Note.
First Amendment To Amended and Restated Credit Agreement — Exhibit A

Upon the occurrence of an Event of Default, this Note may be declared to be, or shall become, forthwith due, and immediately payable in the manner, upon the conditions (if any) and with the effect, provided for and referred to in the Credit Agreement.
If this Note is placed in the hands of an attorney for collection (whether or not any proceeding is filed in connection therewith), or collected through suit, the Bankruptcy Court or any other judicial proceeding, Payor irrevocably and unconditionally agrees to pay all costs, expenses and fees incurred by Payee, including reasonable attorneys’ fees and expenses, and any assessed court and related costs, in addition to all other amounts owing hereunder.
Payor and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing (in whole or part) any security or guaranty now or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against Payor or any other Persons liable herefor, or to enforce it rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.
Each of Payor and Payee hereby agrees that Chapter 346 of the Texas Finance Code, as amended, shall not apply to this Note or the loan transaction evidenced by, and referred to in, the Credit Agreement in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note or the Credit Agreement.
This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, federal laws of the United States of America. This Note has been executed, delivered and accepted and is payable at, Dallas, Dallas County, Texas.
THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[The indebtedness evidenced by this Note is given in amendment, restatement, extension and modification (but not in extinguishment or novation) of the indebtedness evidenced by that certain [Revolving Note dated February 29, 2004 in the original principal amount of $40,000,000 executed by PMC and payable to the order of Payee, and that certain] [Amended and Restated] Revolving Note dated December 18, 2010 in the original principal amount of $[_____] executed by [PMC] [First Western] and payable to the order of Payee.]
[Remainder of Page Intentionally Left Blank]
First Amendment To Amended and Restated Credit Agreement — Exhibit A

PAYOR:

By:

Name:
Title:
First Amendment To Amended and Restated Credit Agreement — Exhibit A

EXHIBIT D
COMPLIANCE CERTIFICATE
Administrative Agent: JPMorgan Chase Bank National Association      Date: _________, 20___

Borrowers: PMC Commercial Trust and First Western SBLC, Inc.

Subject Period:                      ended                     , 20
This certificate is delivered under the Amended and Restated Credit Agreement (as renewed, extended, and amended, the “Credit Agreement”) dated as of December 28, 2010, among Borrowers, certain Lenders, certain other parties, and Administrative Agent. Terms defined in the Credit Agreement have the same meanings when used — unless otherwise defined — in this certificate.
Each of the undersigned officers certifies to Administrative Agent and Lenders that on the date of this certificate:
1. Such undersigned officer is the officer of a Borrower designated below.
2. Each Borrower’s financial statements that are attached to this certificate were prepared in accordance with GAAP and present fairly such Borrower’s consolidated (if applicable) financial condition and results of operations as of — and for the fiscal year or portion of the fiscal year ending on — the last day of the Subject Period set forth above.
3. Such undersigned officer supervised a review of the Companies’ activities during the Subject Period in respect of the following matters and has determined the following: (a) the representations and warranties in the Credit Agreement are true and correct in all material respects, except (i) to the extent that a representation or warranty speaks to a specific date or the facts on which it is based have changed by transactions or conditions contemplated or permitted by the Credit Documents and (ii) for the changes, if any, described on the attached Schedule; (b) each Company has complied with all of its obligations under the Credit Documents, other than for the deviations, if any, described on the attached Schedule; (c) no Event of Default or Potential Default exists or is imminent, other than those, if any, described on the attached Schedule; and (d) the Companies’ compliance with the financial covenants in Section 9 of the Credit Agreement [and the Non-Performing Loan Ratio] is accurately calculated on the attached Schedule.

By:

Name:

Title[1]:

[1]	Must be a Responsible Officer of a Borrower.
First Amendment To Amended and Restated Credit Agreement — Exhibit D

By:

Name:

Title[1]:

First Amendment To Amended and Restated Credit Agreement — Exhibit D

SCHEDULE TO COMPLIANCE CERTIFICATE

(for the period ending                                                             )
A. Describe deviations from performance or compliance with covenants, if any, pursuant to clause (3)(a) or (3)(b) of the attached certificate. If none, so state.
B. Describe Material Adverse Events, Events of Default or Potential Defaults, if any, pursuant to clause (3)(c) of the attached certificate. If none, so state.
C. Reflect compliance with Section 9 of the Credit Agreement [and, with respect to the annually delivered Compliance Certificate, the Non-Performing Loan Ratio] at the end of the Subject Period pursuant to clause (3)(d) of the attached certificate.
Table 1

Covenant	At End of Subject Period
Section 9.1 Minimum Net Worth
(a) Base amount		$142,000,000
(b) 100% of the Net Proceeds from any Equity Issuances by PMC after the First Amendment Effective Date	$	[ ]
(c) Sum of Lines (a) and (b)			$
(d) Current Net Worth — Must be greater than Line (c)			$
First Amendment To Amended and Restated Credit Agreement — Exhibit D

Table 2

Covenant	At End of Subject Period
Section 9.2 Non-Hotel/Motel Loans
(a) The aggregate principal balance of all Mortgage Loans	$
(b) 15% of Line (a)	$
(c) The aggregate loan loss reserve established by Companies with respect to Mortgage Loans	$
(d) Line (b) minus Line (c)		$
(e) The aggregate principal balance of Mortgage Loans secured by Projects which are not hotels or motels (must not exceed Line (d))		$
Table 3

Covenant	At End of Subject Period
Section 9.3 Debt of First Western
(a) Debt under the First Western Revolving Facility	$
(b) all advances, borrowings and other Debt owed by First Western to PMC or other Company	$
(c) All other Debt of First Western	$
(d) Total Debt of First Western (sum of lines (a), (b) and (c))	$
(e) Maximum amount of permitted First Western Debt (Line (d) must be less than this Line (e))	$
Table 4
[For Compliance Certificates delivered Annually Only]

Covenant	At End of Subject Period
Section 9.3 Maximum Non-Performing Loan Ratio
(a) The outstanding principal balance of the Companies’ consolidated Non-Performing Loans	$
(b) The Companies’ consolidated Net Worth	$
(c) Non-Performing Loan Ratio (Line (a) to Line (b))		to 1.00
First Amendment To Amended and Restated Credit Agreement — Exhibit D

Schedule 2
LENDERS AND COMMITMENTS

		Commitment
Name and Address of Lender	Revolving Facility	Percentage
JPMorgan Chase Bank, N.A.	$30,000,000	100.000%
2200 Ross Avenue 8th Floor Dallas, TX 75201 Attention: Denise Parks Senior Vice President Telephone: (214) 965- 3881 Facsimile: (214) 965-3990 denise.parks@chase.com
Total	$30,000,000	100.000%
First Amendment To Amended and Restated Credit Agreement — Schedule 2

Schedule 6.3
INFORMATION REGARDING COMPANIES

TRADE
		STATES	NAMES USED	STILL
	STATE OF	QUALIFIED AS	IN LAST	USING		OTHER
	INCORPORATION	FOREIGN CORP.	FOUR	NAME?	CHIEF EXECUTIVE	PRINCIPAL
NAME[2]	/ FORMATION	/ ENTITY	MONTHS	Y / N	OFFICE	OFFICES
PMC Commercial Trust * Public Company	Texas	Ohio — registered as a REIT	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Investment Corporation * All outstanding common stock is owned by PMC Commercial Trust * 30,000 shares of preferred stock are owned by the U.S. Small Business Administration	Florida	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

Western Financial Capital Corporation	Florida	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

First Western SBLC, Inc.	Florida	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Funding Corp.	Florida	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Asset Holding, LLC	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

[2]	All Companies are direct wholly owned subsidiaries of PMC Commercial Trust except as otherwise indicated.
First Amendment To Amended and Restated Credit Agreement — Schedule 6.3

TRADE
		STATES	NAMES USED	STILL
	STATE OF	QUALIFIED AS	IN LAST	USING		OTHER
	INCORPORATION	FOREIGN CORP.	FOUR	NAME?	CHIEF EXECUTIVE	PRINCIPAL
NAME[2]	/ FORMATION	/ ENTITY	MONTHS	Y / N	OFFICE	OFFICES
PMCT Asset Holding, LLC	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Preferred Capital Trust A * 820 common securities are held by PMC Commercial Trust * 26,250 preferred securities are held by Taberna Preferred Funding I, Ltd. or its assigns	Delaware	None	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Properties, Inc.	Delaware	None	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Capital, L.P. 1998-1 * 0.1% general partnership interest owned by PMC Capital Corp. 1998-1 * 99.9% limited partnership interest owned by PMC Commercial Trust	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Capital Corp 1998-1	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Joint Venture, L.P. 2000 *0.1% general partnership interest owned by PMC Joint Venture LLC 2000 * 99.9% limited partnership interest owned by PMC Commercial Trust	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Joint Venture LLC 2000	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None
First Amendment To Amended and Restated Credit Agreement — Schedule 6.3

TRADE
		STATES	NAMES USED	STILL
	STATE OF	QUALIFIED AS	IN LAST	USING		OTHER
	INCORPORATION	FOREIGN CORP.	FOUR	NAME?	CHIEF EXECUTIVE	PRINCIPAL
NAME[2]	/ FORMATION	/ ENTITY	MONTHS	Y / N	OFFICE	OFFICES
PMC Joint Venture, L.P. 2003-1 * 0.1% general partnership interest owned by PMC Joint Venture LLC 2003-1 * 99.9% limited partnership interest owned by PMC Commercial Trust	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMC Joint Venture LLC 2003-1	Delaware	Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMCT AH, Inc.	Delaware	Ohio and Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None

PMCT Plainfield, L.P. * 0.01% general partnership interest owned by PMCT AH, Inc. * 99.9% limited partnership interest owned by PMC Commercial Trust	Delaware	Indiana and Texas	None	N/A	17950 Preston Road Suite 600 Dallas, TX 75252	None
First Amendment To Amended and Restated Credit Agreement — Schedule 6.3

Annex 1 to First Amendment to Amended and Restated Credit Agreement
AMENDED AND RESTATED CREDIT AGREEMENT
among
PMC COMMERCIAL TRUST
and
FIRST WESTERN SBLC, INC.,
as Borrowers
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent
And
THE LENDERS NAMED HEREIN,
as Lenders
DECEMBER 28, 2010
$30,000,000 SENIOR REVOLVING CREDIT FACILITIES
With Conditional Increases Up to $40,000,000

Amended and Restated Credit Agreement — Page i

Amended and Restated Credit Agreement — Page ii

Amended and Restated Credit Agreement — Page iii

Amended and Restated Credit Agreement — Page iv

SCHEDULES

Schedule 2	—	Lenders and Commitments
Schedule 6.3	—	Information Regarding Companies
Schedule 6.8	—	Litigation
Schedule 8.2	—	Existing Debt
Schedule 8.3	—	Existing Liens
EXHIBITS

Exhibit A	—	Revolving Note
Exhibit B	—	Borrowing Request
Exhibit C	—	Conversion Notice
Exhibit D	—	Compliance Certificate
Exhibit E	—	Assignment Agreement
Amended and Restated Credit Agreement — Page v

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 28, 2010, among PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC”), FIRST WESTERN SBLC, Inc., a Florida corporation (“First Western”; together with PMC, the “Borrowers” and individually, a “Borrower”), certain Lenders (defined below) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (successor-in-interest to Bank One, NA), as Administrative Agent (defined below) for itself and the other Lenders.
PRELIMINARY STATEMENT:
A. PMC, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of February 29, 2004, as amended through the date hereof (as amended, the “Existing Credit Agreement”).
B. PMC and First Western have requested and the Administrative Agent and the Lenders have agreed to restructure the revolving credit facility, to add First Western as a Borrower and to amend, modify and restate the Existing Credit Agreement upon the terms and conditions hereinafter set forth.
ACCORDINGLY, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, Borrowers, Administrative Agent and Lenders agree as follows:
SECTION 1. DEFINITIONS AND TERMS.
1.1 Definitions. As used in the Credit Documents:
“Adjusted One Month LIBOR Rate” means, with respect to a CBFR Borrowing for any day, an interest rate per annum equal to the sum of (i) 2.50% plus (ii) the LIBOR Rate for one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the LIBOR Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day.
“Administrative Agent” means JPMorgan Chase Bank, National Association (successor-in-interest to Bank One, NA) (or its successors appointed under Section 12), acting as administrative, managing and syndication agent for Lenders under the Credit Documents.
“Affiliate” of a Person means any other Person who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract or otherwise) and (b) the Companies and the Special Purpose Entities are “Affiliates” of each other.
Amended and Restated Credit Agreement — Page 1

“Applicable Margin” means, for any day, the margin of interest under or over the CB Floating Rate or the LIBOR Rate, as the case may be, that is applicable when the CB Floating Rate or LIBOR Rate, as applicable, is determined under this agreement, which margin of interest shall be as follows:

Type of Borrowing	Applicable Margin
CB Floating Rate	-0.50%
LIBOR Rate	2.00%
“Asset Securitization” means any transaction or series of transactions that may be entered into by any Company pursuant to which such Company or any of its Subsidiaries may sell, convey or otherwise transfer any of their assets to a Special Purpose Entity, and pursuant to which the Special Purpose Entity will, in turn, pay to such Company a portion of the proceeds of a secured loan or debt offering to public or private investors (with such secured loan or debt offering being, among other things, non recourse to such Company).
“Assignment” means any assignment described in Section 13.3.
“Borrower” and “Borrowers” are defined in the preamble to this agreement.
“Borrowing” means any amount disbursed (a) by one or more Lenders to or on behalf of any Borrower under the Credit Documents, either as an original disbursement of funds or a renewal, extension, modification or continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy a Company’s obligations under, any Credit Document.
“Borrowing Date” is defined in Section 2.2(a).
“Borrowing Request” means a request, subject to Section 2.2(a) in the case of a request by PMC and Section 2.6(a) in the case of a request by First Western, substantially in the form of Exhibit B and otherwise in form and scope acceptable to Administrative Agent.
“Business Day” means (a) for purposes of any LIBOR Rate Borrowing, a day when commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday and any other day that most commercial banks in Texas are closed.
“Capital Lease” means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.
“CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall, on any day, not be less than the Adjusted One Month LIBOR Rate. The CB Floating Rate is a variable rate and any change in the CB Floating Rate due to any change in the Prime Rate or the Adjusted One Month LIBOR Rate is effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.
“CBFR Borrowing” means a Borrowing bearing interest at the sum of the CB Floating Rate plus the Applicable Margin for CBFR Borrowings.
Amended and Restated Credit Agreement — Page 2

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.
“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of beneficial interest of PMC having voting rights.
“Closing Date” means the date upon which this agreement has been executed by Borrowers, Lenders and Administrative Agent and all conditions precedent specified in Section 5.1 have been satisfied or waived.
“Code” means the Internal Revenue Code of 1986.
“Commercial Loan Obligor” means each Person who is obligated or liable for the payment or performance of all or any portion of a Commercial Loan.
“Commercial Loans” means loans made by any Company to any Person (other than an Affiliate of the Companies) for business or commercial purposes and not for family consumer or household use, which loans are secured by real property or personal property.
“Commitment Percentage” means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.
“Commitment Usage” means, at the time of any determination thereof, the aggregate Principal Debt.
“Commitments” means, collectively, the PMC Commitment and the First Western Commitment.
“Committed Sum” means, for any Lender, the amount (subject to increase, reduction or cancellation as provided in this agreement) stated beside its name on Schedule 2, as such amount may be (a) increased in accordance with the terms hereof and the definition of Total Commitment Amount and (b) adjusted pursuant to permitted assignments in accordance with the terms of this agreement.
“Companies” means at any time, PMC, First Western and each of their respective Subsidiaries (other than Special Purpose Entities).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D, and otherwise in form and scope satisfactory to Administrative Agent, and signed by a Responsible Officer of PMC.
“Consequential Loss” means any loss, expense or reduction in yield (but not any Applicable Margin) that any Lender reasonably incurs because (a) a Borrower fails or refuses (for any reason whatsoever other than a default by Administrative Agent or a Lender claiming that loss, expense or reduction in yield) to take any Borrowing that it has requested under this agreement or (b) a Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.
Amended and Restated Credit Agreement — Page 3

“Consolidated Companies” means, at any time, PMC and each of its Subsidiaries (including any Special Purpose Entities that, according to GAAP, are required to be shown on PMC’s consolidated Financials).
“Construction Loan” means any Mortgage Loan with respect to which the loan funds are used to finance the construction, renovation or improvement of one or more Projects (provided that such Mortgage Loan will no longer constitute a Construction Loan once the construction, renovation or improvement of such Project or Projects is completed, if the Mortgage Loan is structured so as to convert automatically to a permanent loan upon completion of the construction period).
“Conversion Notice” means a notice and request from a Borrower to Administrative Agent, subject to Section 3.10, substantially in the form of Exhibit C, and otherwise in form and scope satisfactory to Administrative Agent.
“Credit Documents” means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement, (b) all agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with all or any part of the Obligation, including, without limitation, any Guaranty (other than Assignments), and (c) all renewals, extensions, modifications and restatements of, and amendments and supplements to, any of the foregoing, which are made in accordance with the provisions of the respective Credit Documents.
“Current Financials,” unless otherwise specified:
(a) means either (i) the Consolidated Companies’ consolidated Financials for the year ended December 31, 2009, or (ii) at any time after annual Financials are first delivered under Section 7.1(a), the Consolidated Companies’ annual Financials then most recently delivered to Administrative Agent under Section 7.1(a), together with the Consolidated Companies’ quarterly Financials then most recently delivered to Administrative Agent under Section 7.1(b); but
(b) does not include the results of operation and cash flows for any Consolidated Company for the time period before it becomes a member of the Consolidated Companies.
“Debt” means, with respect to any Person on any date of determination (without duplication), (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, which are paid when due in accordance with ordinary course payment terms or which are being contested in good faith in appropriate proceedings, (d) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts or loans receivable, (e) all direct or contingent obligations in respect of letters of credit, (f) Capital Lease obligations, (g) liabilities secured (or for which the holder of any obligations or liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person and (h) all guaranties, endorsements and other contingent obligations for liabilities, obligations or the maintenance of the financial condition of others, including obligations to repurchase or purchase properties or to maintain or cause to maintain any financial condition. For purposes of this agreement, “Debt” shall not include amounts consisting of cash proceeds received by any Person from the government guaranteed loans sold for premiums and excess spread that are required by GAAP to be reflected on the balance sheet of such Person as secured borrowings.
Amended and Restated Credit Agreement — Page 4

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable laws providing for liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or suspension of payments or similar Governmental Requirements affecting creditors’ Rights.
“Default Rate” means, for any day, an annual interest rate equal to the lesser of either (a) the CB Floating Rate on such day plus 3.0% or (b) the Maximum Rate.
“Delinquent Loans” means, at any time, the sum of (i) the aggregate unpaid principal amount of Commercial Loans and Mortgage Loans owned by any Company which are 31 or more days delinquent (whether under the initial payment plan or a modified payment plan established pursuant to a workout), plus (ii) assets acquired in satisfaction of debt, including any assets acquired through foreclosure, by deed in lieu of foreclosure, liquidation or other similar actions, plus (iii) Commercial Loans and Mortgage Loans then subject to any legal suit, arbitration proceeding or other similar action or proceeding.
“Distribution” means, with respect to any shares of any beneficial interests, capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, repurchase or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities and (d) any other payment by that Person with respect to those securities.
“EBITDA” means, with respect to any Person and for any period (without duplication) an amount equal to (a) Net Income, plus (b) to the extent deducted in calculating Net Income, the sum of (i) Interest Expense, plus (ii) Tax expense, plus (iii) depreciation and amortization from its continuing operations, minus (c) to the extent included in calculating Net Income, any gains that are extraordinary items.
“Employee Plan” means any employee pension benefit plan (a) covered by Title IV of ERISA and established or maintained by any Borrower or any ERISA Affiliate (other than a Multiemployer Plan) or (b) established or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes, under the Governmental Requirements of any foreign country.
Amended and Restated Credit Agreement — Page 5

“Environmental Investigation” means any health, safety or environmental site assessment, investigation, study, review, audit, compliance audit or compliance review conducted at any time or from time to time (whether at the request of Administrative Agent or any Lender, upon the order or request of any Governmental Authority, or at the voluntary instigation of any Company or Affiliate of any Company or otherwise) concerning any Real Property or the business operations or activities of any Company or Affiliate of any Company, including, without limitation, (a) air, soil, groundwater or surface water sampling and monitoring, (b) repair, cleanup, remediation, or detoxification, (c) preparation and implementation of any closure, remedial, spill, emergency or other plans, and (d) any health, safety or environmental compliance audit or review.
“Environmental Law” means any applicable Governmental Requirement that relates to (a) the condition of air, ground or surface water, soil, or other environmental media, (b) the environment or natural resources, (c) safety or health, (d) the regulation of any contaminants, wastes, and Hazardous Substances, including, without limitation, CERCLA, OSHA, the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), state and local Governmental Requirements, and any future Governmental Requirements which may be enacted or adopted, in each case, now existing or hereafter adopted, which are analogous to any of the preceding referenced requirements, or (e) the Release or threatened Release of Hazardous Substances.
“Environmental Liability” means any liability, loss, fine, penalty, charge, lien, damage, cost or expense of any kind to the extent that it results directly or indirectly, in whole or in part, (a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the Release or threatened Release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of any Company’s or any Affiliate of any Company’s use, storage, handling, or Release or threatened Release of a Hazardous Substance, or (g) from any Environmental Investigation performed at, on, or for any Real Property.
“Environmental Lien” means any Lien imposed as a result of the operation of any Environmental Law.
“Environmental Permit” means any permit or license from any Person defined in clause (a) of the definition of Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process or other activity.
“Equity Issuance” means the issuance by PMC of any shares of any class of beneficial interests, stock, warrants, options or other equity interests, whether pursuant to a public offering or otherwise, but does not include (a) any present and future shares of beneficial interests, stock, options or warrants issued to employees or trust managers of PMC, or (b) any present and future shares of beneficial interests, stock, options or warrants issued in respect of any dividend reinvestment plan established and maintained by PMC.
Amended and Restated Credit Agreement — Page 6

“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of any Borrower’s controlled group or is under common control with any Borrower within the meaning of Section 414 of the Code (which provisions are deemed by this agreement to apply to Foreign Persons).
“Event of Default” is defined in Section 10.
“Existing Credit Agreement” is defined in the recitals of this agreement.
“Existing Debt” is defined in Section 8.2(a).
“Existing Liens” is defined in Section 8.3(a).
“Federal Funds Rate” means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Administrative Agent (which determination is conclusive and binding, absent manifest error) to be equal to (a) the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day or (b) if the rates referred to in the preceding clause (a) are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.
“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.
“Financials” of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year-end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.
“First Amendment Effective Date” means June 8, 2011.
“First Western” is defined in the preamble to this agreement.
“First Western Commitment” means an amount (subject to increase, reduction or cancellation as herein provided) equal to $10,000,000, provided that, notwithstanding the foregoing, so long as (a) there exists no Event of Default or Potential Default on such date, (b) the Total Commitment Amount is being increased on such date in accordance with the definition thereof and (c) the Non-Performing Loan Ratio is not more than 20% on such date, (i) on January 1, 2012, such $10,000,000 amount shall automatically increase by $5,000,000 to $15,000,000 and (ii) on January 1, 2013, such $10,000,000 or $15,000,000 amount (as applicable at the time) shall automatically increase by $5,000,000 to $15,000,000 or $20,000,000, as applicable.
Amended and Restated Credit Agreement — Page 7

“First Western Revolving Facility” means the revolving line of credit facility described in Section 2.5.
“First Western Revolving Note” means one of the promissory notes executed by First Western in favor of a Lender pursuant to this agreement, substantially in the form of Exhibit A and otherwise in form and scope acceptable to Administrative Agent and that Lender.
“Foreign” means, in respect of any Person, a Person organized under the Governmental Requirements of a jurisdiction other than, or domiciled outside of, the United States of America or one of its states, territories, commonwealths, or possessions.
“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.
“Governmental Authority” means any (a) local, state, territorial, federal or Foreign judicial, executive, regulatory, administrative, legislative or governmental agency, board, bureau, commission, department or other instrumentality, (b) private arbitration board or panel or (c) central bank.
“Governmental Requirements” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Governmental Authority.
“Guarantor” means any Subsidiary of the Borrower that is a Company which has entered into a Guaranty of the Obligation, which such Guaranty remains valid, binding and enforceable against such Company, except as that enforceability may be limited by Debtor Relief Laws and general principles of equity.
“Guaranty” means any guaranty agreement executed by PMC or any other Company in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this agreement, all in form and scope acceptable to Administrative Agent.
“Hazardous Substance” means (a) any substance that is reasonably expected to require removal, remediation, or other response under any Environmental Law, (b) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, dangerous, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of § 101(14) of CERCLA, (c) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (d) asbestos and asbestos-containing materials in any form, (e) polychlorinated biphenyls; (f) urea formaldehyde foam, or (g) any substance the presence of which on any Real Property either (i) poses or threatens to pose a hazard to the health or safety of persons or to the environment, or (ii) could reasonably be expected to constitute a health or safety hazard to persons or the environment if emanated or migrated from the Real Property.
Amended and Restated Credit Agreement — Page 8

“Interest Expense” means, with respect to any Person and for any period (without duplication), all interest on that Person’s Debts, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including, without limitation, the interest component of Capital Leases), as determined by GAAP.
“Interest Period” is determined in accordance with Section 3.9.
“Investment” means, in respect of any Person, any loan, advance, extension of credit or capital contribution to that Person, any investment in that Person, or any purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person.
“Investments In and Total Debt Of First Western” means, with respect to First Western and its Subsidiaries on any date of determination, the sum of (a) all Debt outstanding on such date, including, without limitation, (i) Debt under the First Western Revolving Facility on such date and (ii) all advances, borrowings and other Debt owed by First Western or any of its Subsidiaries to PMC or to any other Company on such date, plus (b) the aggregate amount of all Investments made by PMC and any other Company or Affiliate of any Company in First Western and its Subsidiaries through such date of determination.
“JPMorgan Chase” means JPMorgan Chase Bank, National Association, in its individual capacity as a Lender, and its successors and assigns.
“Lenders” means the financial institutions (including, without limitation, Administrative Agent in respect of its share of Borrowings) from time to time party hereto and, subject to this agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this agreement). Lenders on the First Amendment Effective Date are listed on Schedule 2 hereto.
“LIBOR Rate” means, for a LIBOR Rate Borrowing and for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate that deposits in United States dollars are offered to Administrative Agent in the London interbank market at approximately 11:00 a.m. London, England time two Business Days before the first day of that Interest Period as shown on Reuters Screen LIBOR01, formerly known as Page 3750 of the Moneyline Telerate Service (together with any successor or substitute, the “Service”), or such other page or pages as may replace such pages on the Service for the purpose of displaying such rate (provided that if such rate is not available on the Service then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar independent service available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in the Service) in an amount comparable to that LIBOR Rate Borrowing and having a maturity approximately equal to that Interest Period by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.
Amended and Restated Credit Agreement — Page 9

“LIBOR Rate Borrowing” means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin for LIBOR Rate Borrowings.
“Lien” means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor’s claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).
“Litigation” means any action, proceeding, investigation or hearing by or before any Governmental Authority.
“Loan Obligor” means any Mortgage Loan Obligor and/or Commercial Loan Obligor.
“Material Adverse Event” means any circumstance or event that, individually or collectively, is reasonably expected to result (at any time before the Commitment is fully canceled or terminated and the Obligation is fully paid and performed) in any (a) material impairment of (i) the ability of any Borrower or any other Company to perform any of its payment or other material obligations under any Credit Document or (ii) the ability of Administrative Agent or any Lender to enforce any of those obligations or Rights under the Credit Documents, (b) material and adverse effect on the business, management or financial condition of Borrowers or of the Companies as a whole, as represented to Lenders in the Current Financials, or (c) Event of Default or Potential Default.
“Maximum Amount” and “Maximum Rate” respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirements of the State of Texas or federal laws of the United States of America (as applicable), that Lender is permitted to contract for, charge, take, reserve or receive on the Obligation.
“Mortgage” means a mortgage, deed of trust or trust deed that grants a perfected first-priority Lien (or a second- or third-priority Lien in the case of Second-Lien Loans and Third-Lien Loans, respectively) on a Project.
“Mortgage Loan” means a commercial mortgage loan (i.e. not for family, consumer or household use) made by a Company that is evidenced by a valid promissory note and is secured by a Mortgage.
“Mortgage Loan Documents” means, with respect to each Mortgage Loan, the documents designated as such on Schedule 5.2.
“Mortgage Loan Obligor” means each Person who is obligated or liable for the payment or performance of all or any portion of a Mortgage Loan.
“Mortgage Loans in Liquidation” means those Mortgage Loans with respect to which the Mortgage Loan Obligor has failed to respond to any Company’s demand and acceleration letters, and to which any Company has determined that the best course of action is to liquidate the Mortgage Loan in order to foreclose on the collateral securing the same and has commenced such foreclosure action.
Amended and Restated Credit Agreement — Page 10

“Mortgage Loans in Litigation” means those Mortgage Loans with respect to which the Mortgage Loan Obligors have ceased making regularly scheduled payments and are not responding to any Company’s collection efforts, thereby requiring legal action to collect the Mortgage Loan. If the Mortgage Loan Obligor brings the loan current in accordance with the original terms thereof, the Mortgage Loan may be returned to the status of an Eligible Mortgage Loan. If, however, the terms of such Mortgage Loan are restructured, the Mortgage Loan will be converted to a Workout Loan (i.e. no longer a Mortgage Loan in Litigation). Furthermore, should an alternative repayment agreement be established, the Mortgage Loan in Litigation will be considered a Workout Loan (i.e. no longer a Mortgage Loan in Litigation).
“Multiemployer Plan” means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (or any similar type of plan established or regulated under the Governmental Requirements of any foreign country) to which any Borrower or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.
“Net Income” of any Person means that Person’s profit or loss determined in accordance with GAAP.
“Net Proceeds” means the net proceeds, whether received in cash or otherwise, received before, on or after the date of consummation of a subject transaction, by any Person from such transaction, after payment of (a) all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorney’s fees and closing costs), and (b) any Debt (other than the Obligation) relating to the assets being sold which must be repaid in connection with such subject transaction.
“Net Worth” means, for any Person, total beneficiaries’ or stockholders’ equity, as applicable, as determined in accordance with GAAP.
“Non-Performing Loan Ratio” means, on any date of determination for the Consolidated Companies, the ratio of (a) the outstanding principal balance of consolidated Non-Performing Loans on such date to (b) consolidated Net Worth on such date.
“Non-Performing Loans” means (a) all Delinquent Loans, (b) all Mortgage Loans with respect to which a default has occurred as to the payment of any installment of principal or interest or another monetary default has occurred under any Mortgage Loan Document related thereto and such default has not been cured for more than thirty (30) days, (c) all Mortgage Loans in Litigation, (d) all Mortgage Loans in Liquidation, and (e) all Mortgage Loans with respect to which any Mortgage Loan Obligor has not paid its Debts as they mature or has made a general assignment for the benefit of creditors or with respect to whom proceedings in bankruptcy or for reorganization or liquidation under the bankruptcy code or under any other state or federal law for the relief of debtors has been commenced by or against such Mortgage Loan Obligor and shall not have been discharged within thirty (30) days of the commencement thereof or for whom (or for whose assets) a receiver, trustee or custodian shall have been appointed or who may die, be dissolved or who may involuntarily suspend the transaction of its business. Notwithstanding the foregoing, Non-Performing Loans shall not at any time include (i) any Delinquent Loans or Mortgage Loans that would otherwise satisfy any of the criteria in clause (a) through (e) above but are owned by a Special Purpose Entity and are non recourse to the Companies or (ii) the sold government guaranteed portion of Delinquent Loans or Mortgage Loans.
Amended and Restated Credit Agreement — Page 11

“Notes” means, at the time of any determination thereof, all outstanding and unpaid Revolving Notes.
“Obligation” means (a) all present and future Debts, liabilities and obligations of any Company to Administrative Agent, or any Lender and related to any Credit Document, whether principal, interest, fees, costs, attorneys’ fees or otherwise, (b) all present and future Rate Management Obligations, (c) any of the foregoing amounts that would become due but for the operation of 11 U.S.C. § 502 and 503 or any other provision of Title 11 of the United States Code, (d) all present and future pre- and post-maturity interest on any of the foregoing, including all post-petition interest if any Company voluntarily or involuntarily files for protection under any Debtor Relief Law, and (e) renewals, extensions, rearrangements and modifications of any character whatsoever of any the foregoing.
“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.
“OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et seq.
“Participant” is defined in Section 13.2(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Asset Sale” means (a) any sale of assets which are obsolete or are no longer in use and which are not significant to the continuation of the Companies’ business, (b) any sale of REO Property, (c) any sale of the government guaranteed portion of Commercial Loans and Mortgage Loans, (d) any sale and disposition in the ordinary course of business on current market terms, and (e) any other sales and dispositions approved in writing in advance by Administrative Agent, provided that, notwithstanding the foregoing, in no event will any Asset Securitization or Structured Financing be permitted to occur after the First Amendment Effective Date.
“Permitted Debt” is defined in Section 8.2.
“Permitted Investments” is defined in Section 8.7.
“Permitted Liens” is defined in Section 8.3.
“Person” means any individual, entity or Governmental Authority.
Amended and Restated Credit Agreement — Page 12

“PMC” is defined in the preamble to this agreement.
“PMC Commitment” means on any date of determination, an amount (subject to increase, reduction or cancellation as herein provided) equal to (a) the applicable Total Commitment Amount on such date, minus (b) the Commitment Usage under the First Western Revolving Facility on such date.
“PMC Revolving Facility” means the revolving line of credit facility described in Section 2.1.
“PMC Revolving Note” means one of the promissory notes executed by PMC in favor of a Lender pursuant to this agreement, substantially in the form of Exhibit A and otherwise in form and scope acceptable to Administrative Agent and that Lender.
“Potential Default” means any event, occurrence or circumstance the existence of which, upon any required notice, time lapse, or both, could become an Event of Default.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE JPMORGAN CHASE’S LOWEST RATE.
“Principal Debt” means, at any time, the unpaid principal balance of all Borrowings.
“Pro Rata” and “Pro Rata Part” mean, at any time and for any Lender, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the total Principal Debt owed to all Lenders.
“Projects” means the commercial real estate projects owned from time to time by Loan Obligors which are subject to perfected Liens which secure Mortgage Loans or Commercial Loans owned by Companies. The term “Project” means and includes the land and all appurtenances, servitudes, easements, rights, privileges, prescriptions and advantages belonging or in any way appertaining to the land and all buildings, fixtures, improvements, equipment and other property, whether real, personal or mixed, located upon the land or used or intended to be used in connection with the land or buildings, fixtures or improvements thereon.
“Purchaser” is defined in Section 13.3.
“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
Amended and Restated Credit Agreement — Page 13

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and any Lender or any Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Real Property” means any land, buildings, fixtures and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company or subleased by any Company to any other Person.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“REIT” means a “real estate investment trust” as defined in the Code.
“Release” means any “release” as defined under any Environmental Law.
“Renegotiated Loan” means any Mortgage Loan with respect to which the applicable Mortgage Loan Obligor has had insufficient cash flow or negative economic events which have diminished its ability to make timely or complete payments and the applicable Company has given its concurrence to an alternative schedule of repayment.
“REO Property” means real property acquired through foreclosure, deed-in-lieu of foreclosure, workout of a loan transaction secured by such real estate or similar process.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to an Employee Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Representatives” means, with respect to a Person, its representatives, officers, directors, employees, accountants, attorneys, insurers, shareholders and agents.
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“Required Lenders” means any combination of one or more Lenders holding (directly or indirectly) at least either (i) 66 2/3% of the total Commitments while there is no Principal Debt, or (ii) 66 2/3% of the Principal Debt while there is any Principal Debt.
“Reserve Requirement” means, for any LIBOR Rate Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal and other reserves required by applicable Governmental Requirements, including, without limitation, Regulation D) applicable to eurocurrency fundings or liabilities, as of the first day of that Interest Period, in amount and maturity of such Borrowing.
“Responsible Officer” means a Borrower’s chairman, president, chief executive officer, chief financial officer, chief operating officer, executive vice president or, with respect to non-financial matters, its general counsel.
“Revolving Notes” means collectively, the PMC Revolving Notes and the First Western Revolving Notes.
“Rights” means rights, remedies, powers, privileges and benefits.
“SBIC” means a Person that is a Small Business Investment Company as licensed by the U.S. Small Business Administration.
“Second-Lien Loan” means a Mortgage Loan secured by a Mortgage granting a second-priority Lien on a Project, subject only to the first-priority Lien on the same project in favor of the applicable Company.
“Segmented Loan” means any Mortgage Loan which has been segmented into parts for securitization purposes.
“Solvent” means, as to any Person, that (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its debts as they mature and (c) such Person does not have unreasonably small capital to conduct its businesses.
“Special Purpose Entity” means a special purpose Wholly-owned Subsidiary of PMC, created in connection with the transactions contemplated by an Asset Securitization, which engages in no activities, has no material liabilities, and owns no other assets, other than those incidental to such Asset Securitization.
“Specified Subsidiary” means each Subsidiary of PMC that is not First Western or a Special Purpose Entity, and “Specified Subsidiaries” means all Subsidiaries of PMC except First Western and those Subsidiaries that are Special Purpose Entities.
“Stated Termination Date” means June 30, 2014.
“Structured Financing” means a financing arrangement whereby (a) the obligor is a Special Purpose Entity, (b) no Company (other than such Special Purpose Entity) has any obligation to pay the indebtedness or any other obligations arising thereunder, and (c) the obligees thereunder have no recourse against any of the Companies (other than the Special Purpose Entity involved in the financing) or their assets.
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“Subsidiary” of any Person means any other Person of which (a) more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person or (b) such Person serves as a general partner or in a similar capacity. Unless otherwise specified or the context otherwise requires, “Subsidiary” refers to a Subsidiary of PMC.
“Taxes” means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income or any of its properties, franchises or assets.
“Termination Date” means the earlier of (a) the Stated Termination Date or (b) the effective date that the Lenders’ commitments to lend under this agreement are fully canceled or terminated.
“Third-Lien Loan” means a Mortgage Loan secured by a Mortgage granting a third-priority Lien on a Project, subject only to the first- and second-priority Liens on the same project in favor of Borrower.
“Total Commitment Amount” means, $30,000,000, provided that, notwithstanding the foregoing, so long as there exists no Event of Default or Potential Default on such date and the Non-Performing Loan Ratio is not more than 20% on such date, (a) on January 1, 2012, such $30,000,000 amount shall automatically increase by $5,000,000 to $35,000,000 and (ii) on January 1, 2013, such $30,000,000 or $35,000,000 amount (as applicable at the time) shall automatically increase by $5,000,000 to $35,000,000 or $40,000,000, as applicable.
“Type” means any type of Borrowing determined with respect to the applicable interest option.
“UCC” means the Uniform Commercial Code as enacted in Texas or other applicable jurisdictions.
“Wholly-owned” when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (or equivalent interests) are owned by PMC or one or more of its Wholly-owned Subsidiaries.
“Workout Loans” means (a) those Mortgage Loans with respect to which the Mortgage Loan Obligors have had insufficient cash flow and/or negative economic events which have diminished their ability to make timely and/or complete payments and the applicable Company has given its concurrence to an alternative schedule of repayment, and (b) those Mortgage Loans previously classified as loans in Litigation which have been brought current by the Mortgage Loan Obligors. Workout Loans will be maintained in this category for a minimum of six (6) months and will be designated as performing (and therefore no longer a Workout Loan) if, based upon payment history under the revised plan (or existing payment plan with respect to Mortgage Loans previously classified as Mortgage Loans in Litigation which have been brought current), financial information when available, and PMC’s professional opinion of each situation, it appears that it is no longer a problem loan.
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1.2 Time References. Unless otherwise specified, in the Credit Documents (a) time references (e.g., 10:00 a.m.) are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word “from” means “from and including” and the word “to” or “until” means “to but excluding.”
1.3 Other References. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit and similar references are to the particular Credit Document in which they are used, (e) references to “telecopy,” “telefax,” “facsimile,” “fax” or similar terms are to facsimile or telecopy transmissions, (f) references to “including” mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items, following references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (h) references to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it and (j) references to any Credit Document or other document include every renewal and extension of it, amendment, modification and supplement to it, and replacement or substitution for it, as each is made in accordance with the applicable provisions of such Credit Document.
1.4 Accounting Principles. Unless otherwise specified, in the Credit Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period and (d) while the Financials for the Companies are on a consolidated basis, (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidated basis, as applicable and (ii) compliance with financial covenants must be on a consolidated basis.
SECTION 2. COMMITMENTS.
2.1 PMC Revolving Facility. Subject to and in reliance upon the terms, conditions, representations and warranties in the Credit Documents, each Lender severally and not jointly agrees to lend to PMC such Lender’s Commitment Percentage of one or more Borrowings under the PMC Revolving Facility not to exceed such Lender’s Committed Sum, which, subject to the Credit Documents, PMC may borrow, repay and reborrow under this agreement, provided that (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date, (b) each such Borrowing shall be in an amount not less than $500,000 or a greater integral multiple of $100,000, (c) on any date of determination, the Commitment Usage under the PMC Revolving Facility shall never exceed the PMC Commitment and (d) on any date of determination, the Commitment Usage under the Commitments shall never exceed the Total Commitment Amount applicable at such time.
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2.2 PMC Borrowing Procedure. The following procedures apply to all Borrowings under the PMC Revolving Facility:
(a) Borrowing Request. PMC may request a Borrowing only by making or delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on PMC, stating the Type, amount and, if applicable, Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the date on which funds are requested (the “Borrowing Date”) for any LIBOR Rate Borrowing or (ii) 10:00 a.m. on the Borrowing Date for any CBFR Borrowing. Administrative Agent shall promptly notify each Lender of any Borrowing Request.
(b) Funding. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Administrative Agent’s principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by PMC or waived by the requisite Lenders under Section 14.10) make those funds available to PMC by (at PMC’s option) (i) wiring the funds to or for the account of PMC at the direction of PMC or (ii) depositing the funds in PMC’s account with Administrative Agent.
(c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to PMC a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from PMC. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing; however, failure of any Lender to make its Commitment Percentage of any Borrowing does not excuse any other Lender from making its Commitment Percentage of any Borrowing.
2.3 PMC Borrowing Requests. Each Borrowing Request constitutes a representation and warranty by PMC that as of the Borrowing Date, all of the conditions precedent for that Borrowing in Section 5 have been satisfied.
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2.4 Reduction or Termination of PMC Commitment. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, PMC may terminate in whole or in part the unused portion of the PMC Commitment; provided that: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $2,500,000; (b) the amount of the PMC Commitment may not be reduced below the Commitment Usage at such time; (c) the amount of the PMC Commitment may not be reduced below the First Western Commitment; and (d) each reduction shall be allocated among the Lenders in accordance with their respective Commitment Percentages. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the PMC Commitment shall be effective on the Business Day specified in Borrower’s notice (which date must be at least three Business Days after Borrower’s delivery of such notice). In the event that the PMC Commitment is reduced to zero at a time when there is no outstanding Principal Debt, this agreement shall be terminated (except for any indemnification or expense reimbursement provisions in this agreement which survive the termination of this agreement) and all commitment fees and other fees then earned and unpaid hereunder and all other amounts constituting part of the Obligation then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender.
2.5 First Western Revolving Facility. Subject to and in reliance upon the terms, conditions, representations and warranties in the Credit Documents, each Lender severally and not jointly agrees to lend to First Western such Lender’s Commitment Percentage of one or more Borrowings under the First Western Revolving Facility not to exceed such Lender’s Committed Sum, which, subject to the Credit Documents, First Western may borrow, repay and reborrow under this agreement, provided that (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date, (b) each such Borrowing shall be in an amount not less than $500,000 or a greater integral multiple of $100,000, (c) on any date of determination, the Commitment Usage under the First Western Revolving Facility shall never exceed the First Western Commitment, (d) on any date of determination, the Commitment Usage under the PMC Revolving Facility shall never exceed the PMC Commitment, and (e) on any date of determination, the Commitment Usage under the Commitments shall never exceed the Total Commitment Amount applicable at such time.
2.6 First Western Borrowing Procedure. The following procedures apply to all Borrowings under the First Western Revolving Facility:
(a) Borrowing Request. First Western may request a Borrowing only by making or delivering a Borrowing Request to Administrative Agent, which is irrevocable and binding on First Western, stating the Type, amount and, if applicable, Interest Period for each Borrowing and which must be received by Administrative Agent no later than (i) 10:00 a.m. on the second Business Day before the Borrowing Date for any LIBOR Rate Borrowing or (ii) 10:00 a.m. on the Borrowing Date for any CBFR Borrowing. Administrative Agent shall promptly notify each Lender of any Borrowing Request.
(b) Funding. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Administrative Agent’s principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by First Western or waived by the requisite Lenders under Section 14.10) make those funds available to First Western by (at First Western’s option) (i) wiring the funds to or for the account of First Western at the direction of First Western or (ii) depositing the funds in First Western’s account with Administrative Agent.
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(c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to First Western a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from First Western. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing; however, failure of any Lender to make its Commitment Percentage of any Borrowing does not excuse any other Lender from making its Commitment Percentage of any Borrowing.
2.7 First Western Borrowing Requests. Each Borrowing Request constitutes a representation and warranty by First Western that as of the Borrowing Date, all of the conditions precedent for that Borrowing in Section 5 have been satisfied.
2.8 Reduction or Termination of First Western Commitment. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, First Western may terminate in whole or in part the unused portion of the First Western Commitment; provided that: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $2,500,000; (b) the amount of the First Western Commitment may not be reduced below the Commitment Usage under the First Western Revolving Facility at such time; and (c) each reduction shall be allocated among the Lenders in accordance with their respective Commitment Percentages. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the First Western Commitment shall be effective on the Business Day specified in First Western’s notice (which date must be at least three Business Days after First Western’s delivery of such notice).
SECTION 3. TERMS OF PAYMENT.
3.1 Notes and Payments.
(a) Notes. The Principal Debt outstanding under the PMC Revolving Facility shall be evidenced by the PMC Revolving Notes, one payable to each Lender in the maximum stated principal amount of its Committed Sum under the PMC Revolving Facility as of the Closing Date. The Principal Debt outstanding under the First Western Revolving Facility shall be evidenced by the First Western Revolving Notes, one payable to each Lender in the maximum stated principal amount of its Committed Sum under the First Western Revolving Facility as of the Closing Date.
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(b) Payment. Each Borrower must make each payment and prepayment on the Obligation to Administrative Agent’s principal office in Dallas, Texas in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Administrative Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Administrative Agent is deemed to receive the funds from such Borrower.
(c) Payment Assumed. Unless Administrative Agent has received notice from a Borrower prior to the date on which any payment is due under this agreement, that such Borrower will not make that payment in full, Administrative Agent may assume that such Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent any Borrower does not make the full payment due to Administrative Agent, each Lender shall repay Administrative Agent on demand the amount distributed to that Lender by Administrative Agent, together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Federal Funds Rate.
3.2 Interest and Principal Payments.
(a) Interest. Interest on each LIBOR Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date; provided that if any Interest Period is a period greater than three months, then accrued interest shall also be due and payable on the date three months after the commencement of such Interest Period. Interest on each CBFR Borrowing shall be due and payable as it accrues on the last day of each month (commencing on the first of those dates that follows the Closing Date), and on the Termination Date.
(b) Principal. The Principal Debt under the PMC Revolving Facility and the First Western Revolving Facility is due and payable on the Termination Date. After giving Administrative Agent advance written notice of the intent to prepay, any Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 10:00 a.m. on (A) the third Business Day preceding the date of prepayment of a LIBOR Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a CBFR Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $500,000 or a greater integral multiple of $100,000 thereof (if a LIBOR Rate Borrowing or a CBFR Borrowing); (iii) all accrued interest on the Obligation must also be paid in full, to the date of such prepayment; and (iv) such Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, the facility or the subfacility hereunder being prepaid, the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of the applicable Borrower to make a prepayment on the date stated therein.
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(c) Mandatory Prepayments. On any date of determination, if the Commitment Usage under the PMC Revolving Facility exceeds the PMC Commitment then in effect, then PMC shall make a mandatory prepayment of the Principal Debt under the PMC Revolving Facility in at least the amount of any such excess, together with (A) all accrued and unpaid interest on the principal amount so prepaid and (B) any Consequential Loss arising as a result thereof. On any date of determination, if the Commitment Usage under the First Western Revolving Facility exceeds the First Western Commitment then in effect, then First Western shall make a mandatory prepayment of the Principal Debt under the First Western Revolving Facility in at least the amount of any such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof.
3.3 Interest Options. Except that the LIBOR Rate may not be selected when an Event of Default or Potential Default exists, and except as otherwise provided in this agreement, Borrowings bear interest at an annual rate equal to the lesser of (a) the CB Floating Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrower), as the case may be and (b) the Maximum Rate. Each change in the CB Floating Rate, LIBOR Rate or Maximum Rate is effective, without notice to any Borrower or any other Person, upon the effective date of change. If a Borrower does not designate the Type for a requested Borrowing, then the requested Borrowing shall be deemed to be a LIBOR Rate Borrowing with an Interest Period of one month (unless the LIBOR Rate is unavailable because of the conditions described in Sections 3.15 or 3.17, in which case the requested Borrowing will be deemed a CBFR Borrowing).
3.4 Quotation of Rates. Any Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when such Borrower makes a Borrowing Request or on the Borrowing Date.
3.5 Default Rate. All past-due Principal Debt and, unless prohibited by applicable Government Requirements, past-due interest accruing on the Principal Debt shall, at Administrative Agent’s option, bear interest on the amount thereof from time to time outstanding from the date due (stated or by acceleration) at the Default Rate until paid, regardless of whether payment is made before or after entry of a judgment.
3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent not prohibited by applicable Governmental Requirements, each Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.
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3.7 Interest Calculations. Interest on all Borrowings will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of (a) 360 days in the case of LIBOR Borrowings or CBFR Borrowings calculated with reference to the Federal Funds Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and (b) 365 or 366 days, as the case may be, in the case of CBFR Borrowings calculated with reference to Administrative Agent’s base rate of interest. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.
3.8 Maximum Rate. It is the intent of Administrative Agent, Lenders and Borrowers in the execution and performance of the Credit Documents to remain in strict compliance with applicable Governmental Requirements from time to time in effect, including applicable laws limiting the amount or rate of interest. Administrative Agent, Lenders and Borrowers stipulate and agree that none of the terms and provisions contained in the Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or Maximum Amount. For purposes of the Credit Documents, “interest” shall include the aggregate of all charges which constitute interest under applicable Governmental Requirements that are contracted for, charged, reserved, received or paid under the Credit Documents. No Borrower shall ever be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or Maximum Amount, and the provisions of this section shall control over all other provisions of the Credit Documents, and of any other instrument pertaining to or securing the Obligation, which may be in actual or apparent conflict herewith. If the Obligation is prepaid, or if the maturity of the Obligation is accelerated for any reason, or if under any contingency the effective rate or amount of interest which would otherwise be payable under the Credit Documents would exceed the Maximum Rate or Maximum Amount, or in the event any Lender or any holder of the Notes shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Credit Documents to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under applicable Governmental Requirements then in effect, then the principal amount of the Obligation or the amount of interest which would otherwise be payable under the Notes or both shall be reduced to the amount allowed under applicable Governmental Requirements as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate shall immediately be returned to or credited to the account of Borrowers upon such determination. Administrative Agent, Lenders and Borrowers further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Credit Documents which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate or Maximum Amount, shall be made to the extent not prohibited by applicable Governmental Requirements, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Notes, all interest at any time contracted for, charged, taken, reserved or received from Borrowers or otherwise by Lenders or any other holder of the Notes. If the Governmental Requirements of the State of Texas are applicable for purposes of determining the “Maximum Rate” or the “Maximum Amount,” then those terms mean the indicated rate ceiling from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.
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3.9 Interest Periods. When any Borrower requests any LIBOR Rate Borrowing, such Borrower may elect the applicable interest period (each an “Interest Period”), which may be, at such Borrower’s option, one, three or six months, subject to the following conditions: (a) the initial Interest Period for a LIBOR Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if such Borrower is required to pay any portion of a LIBOR Rate Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Credit Documents, such Borrower shall also pay any related Consequential Loss; (d) no Interest Period for any portion of Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (e) no more than four Interest Periods may be in effect at one time.
3.10 Conversions. Subject to the dollar limits of Sections 2.1 and 2.5 and provided that no Borrower may convert to or select a new Interest Period for a LIBOR Rate Borrowing at any time when an Event of Default exists, any Borrower may (a) convert a LIBOR Rate Borrowing on the last day of the applicable Interest Period to a CBFR Borrowing, (b) convert a CBFR Borrowing at any time to a LIBOR Rate Borrowing and (c) elect a new Interest Period for a LIBOR Rate Borrowing. That election may be made by telephonic request to Administrative Agent no later than 10:00 a.m. on the second Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Rate Borrowing or election of a new Interest Period), and no later than 10:00 a.m. on the last day of the Interest Period (for conversion to a CBFR Borrowing). Each Borrower shall provide a Conversion Notice to Administrative Agent no later than two days after the date of the conversion or election. Absent a Borrower’s telephonic request for conversion or election of a new Interest Period or if an Event of Default exists, then, a LIBOR Rate Borrowing shall be deemed converted to a CBFR Borrowing effective when the applicable Interest Period expires.
3.11 Order of Application.
(a) No Event of Default. Payments and prepayments of the Obligation shall be applied in the order and manner specified in this agreement; provided, however, if no order is otherwise specified in this agreement and no Event of Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as any Borrower may direct.
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(b) Event of Default or No Direction. If an Event of Default or Potential Default has occurred and is continuing (or if any Borrower fails to give direction as permitted under Section 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Credit Documents (and if such payment or prepayment is less than all unpaid or unreimbursed fees and expenses, then the payment or prepayment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the remaining Principal Debt in such order as Required Lenders may elect (provided that Required Lenders will apply such proceeds in an order that will minimize any Consequential Loss); and (iv) to the remaining Obligation in the order and manner Required Lenders deem appropriate.
(c) Pro Rata. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Part of that payment or prepayment.
3.12 Sharing of Payments, Etc. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Each Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by applicable Governmental Requirements, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of such Borrower in the amount of that participation.
3.13 Offset. If an Event of Default exists, to the extent not prohibited by applicable Governmental Requirements, each Lender may exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and banker’s lien against each and every account and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed (directly or participated) to it, provided, however, no such right of offset or banker’s lien may be exercised against any account of any Special Purpose Entity.
3.14 Booking Borrowings. To the extent permitted by applicable Governmental Requirements, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, Section 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of Sections 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of Sections 3.16 or 3.17, as applicable.
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3.15 Basis Unavailable or Inadequate for LIBOR Rate. If on or before any date when a LIBOR Rate is to be determined for a Borrowing, Administrative Agent or any Lender determines (and Required Lenders agree with that determination) that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Borrowings at that rate for the applicable Interest Period, then Administrative Agent shall promptly notify Borrowers and Lenders of that determination (which is conclusive and binding on each Borrower absent manifest error), and the applicable Borrowing shall bear interest at the sum of the CB Floating Rate plus the Applicable Margin. Until Administrative Agent notifies Borrowers that those circumstances giving rise to such notice no longer exist, Lenders’ commitments under this agreement to make, or to convert to, LIBOR Rate Borrowings, as the case may be, shall be suspended.
3.16 Additional Costs. Each Lender severally and not jointly agrees to notify Administrative Agent, the other Lenders, and Borrowers within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by Borrowers under clauses (a) through (c) below. Although no Lender shall have any liability to Administrative Agent, any other Lender, or any Company for its failure to give that notice, no Borrower is obligated to pay any amounts under those clauses that arise, accrue or are imposed more than 180 days before that notice to the extent that notice is applicable to those amounts. To demand payment under this section, any such Lender must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.
(a) Reserves. With respect to any LIBOR Rate Borrowing (i) if any change in any present Governmental Requirement, any change in the interpretation or application of any present Governmental Requirement, or any future Governmental Requirement imposes, modifies or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement) and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by Lender in advancing or maintaining any portion of any LIBOR Rate Borrowing, then (iii) that Lender (through Administrative Agent) shall deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrowers shall pay that amount to that Lender within five Business Days after demand. The provisions of and undertakings and indemnifications in this clause (a) survive the satisfaction and payment of the Obligation and termination of this agreement.
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(b) Capital Adequacy. With respect to any Borrowing, if any change in any present Governmental Requirement, any change in the interpretation or application of any present Governmental Requirement, or any future Governmental Requirement regarding capital adequacy, or if compliance by Administrative Agent or any Lender with any request, directive or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Administrative Agent or that Lender (through Administrative Agent) shall notify Borrowers and deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrowers shall pay that amount to Administrative Agent or that Lender within five Business Days after demand. The provisions of and undertakings and indemnification in this clause (b) shall survive the satisfaction and payment of the Obligation and termination of this agreement.
(c) Taxes. Any Taxes payable by Administrative Agent or any Lender or ruled by a Governmental Authority to be payable by Administrative Agent or any Lender in respect of this agreement or any other Credit Document shall, if permitted by applicable Governmental Requirements, be paid by Borrowers, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income of Administrative Agent or that Lender (or any other Person with whom Administrative Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or that Lender. Administrative Agent or that Lender (through Administrative Agent) shall notify Borrowers and deliver to Borrowers a certificate setting forth in reasonable detail the calculation of the amount of Taxes payable, which certificate is conclusive and binding (absent manifest error), and Borrowers shall pay that amount to Administrative Agent for its account or the account of that Lender, as the case may be, within ten Business Days after demand. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrowers, then the recipient shall promptly pay the refund to Borrowers.
3.17 Change in Governmental Requirements. If any Governmental Requirement makes it unlawful for any Lender to make or maintain LIBOR Rate Borrowings, then that Lender shall promptly notify Borrowers and Administrative Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a CBFR Borrowing and (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a CBFR Borrowing as of the date of notice, in which event Borrowers will be required to pay any related Consequential Loss or (ii) if not prohibited by applicable Governmental Requirements, the Borrowing shall be converted to a CBFR Borrowing as of the last day of the applicable Interest Period or (iii) if any conversion will not resolve the unlawfulness, Borrowers shall promptly prepay the Borrowing, without penalty but with related Consequential Loss.
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3.18 Consequential Loss. Each Borrower shall indemnify each Lender against, and pay to it upon demand, any Consequential Loss of that Lender. When any Lender demands that any Borrower pay any Consequential Loss, that Lender shall deliver to such Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for imposing Consequential Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification in this Section survive the satisfaction and payment of the Obligation and termination of this agreement.
3.19 Foreign Lenders, Participants, and Purchasers. Each Lender, Participant (by accepting a participation interest under this agreement), and Purchaser (by executing an Assignment) that is not organized under the Governmental Requirements of the United States of America or one of its states (a) represents to Administrative Agent and Borrowers that (i) no Taxes are required to be withheld by Administrative Agent or any Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Administrative Agent and Borrowers two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent and Borrowers that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents, and (b) covenants to (i) provide Administrative Agent and Borrowers a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent and Borrowers upon the expiration or obsolescence according to applicable Governmental Requirements of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all applicable Governmental Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrowers and Administrative Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the Code or other applicable Governmental Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant, or Purchaser, as the case may be, for all purposes under the Credit Documents.
SECTION 4. FEES.
4.1 Treatment of Fees. Except as otherwise provided by applicable Governmental Requirements, the fees described in this Section 4 (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) shall be payable in accordance with Section 3, (d) shall be non refundable, (e) shall, to the fullest extent permitted by applicable Governmental Requirements, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or, 366 days, as the case may be.
4.2 Fees of Administrative Agent. Each Borrower shall pay to Administrative Agent, for its own account, fees in such amounts and upon such payment terms as may be separately agreed upon by Administrative Agent and such Borrower in writing.
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4.3 Upfront Fees. On the Closing Date, each Borrower shall pay to each initial Lender upfront fees in amounts separately agreed to between such Borrower and each such Lender.
4.4 Commitment Fee. Following the Closing Date, PMC shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date, commencing December 31, 2010. Each installment shall be in an amount equal to (a) prior to the First Amendment Effective Date, 0.375%, and (b) after the First Amendment Effective Date, 0.25% multiplied by the amount by which (a) the average daily Commitments (which amount, for purposes of calculating the commitment fee hereunder, shall not exceed the Total Commitment Amount on such date) exceeds (b) the average daily Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment, provided that each such installment shall be calculated in accordance with Section 4.1(f). Solely for the purposes of this Section 4.4, “ratable” shall mean, for any period of calculation, with respect to any Lender, that proportion which (x) the average daily unused Committed Sum of such Lender during such period bears to (y) the amount of the average daily unused Commitments (which amount shall not exceed the Total Commitment Amount on such date) during such period.
SECTION 5. CONDITIONS PRECEDENT.
5.1 Initial Advances. The obligation of Lenders to make the initial advances under this agreement is subject to the condition precedent that, on or before the date of such advance, Administrative Agent and Lenders have received, there shall have been performed and there shall exist, the documents, actions and other matters set forth below, each in form, scope and substance, and (as applicable) dated as of a date, satisfactory to Administrative Agent and Lenders:
(a) Credit Agreement. This agreement duly executed by Borrowers, Administrative Agent and each initial Lender;
(b) Revolving Notes. The Revolving Notes duly executed and delivered by Borrowers;
(c) Guaranty. The Guaranty duly executed and delivered by PMC;
(d) PMC Resolutions. Resolutions of PMC approving the execution, delivery and performance of this agreement, the PMC Revolving Notes and the other Credit Documents to which it is a party and the transactions contemplated herein and therein, duly adopted by PMC’s Board of Trust Managers and accompanied by a certificate of the Secretary or Assistant Secretary of PMC stating that the resolutions are true and correct, have not been altered or repealed and are in full force and effect;
(e) First Western Resolutions. Resolutions of First Western approving the execution, delivery and performance of this agreement, the First Western Revolving Note and the other Credit Documents to which it is a party and the transactions contemplated herein and therein, duly adopted by First Western’s Board of Directors and accompanied by a certificate of the Secretary or Assistant Secretary of First Western stating that the resolutions are true and correct, have not been altered or repealed and are in full force and effect;
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(f) PMC Incumbency Certificates. Signed certificates of the Secretary or Assistant Secretary of PMC certifying the names of the officers of PMC authorized to sign each of the Credit Documents to which it is a party and the other documents or certificates to be delivered pursuant to the Credit Documents by PMC, together with the true signatures of each such officer. Administrative Agent and Lenders may conclusively rely on each such certificate until they receive, and have had a reasonable opportunity to act upon, a further certificate of the Secretary or Assistant Secretary of PMC canceling or amending the prior certificate and submitting the signatures of the officers named in the further certificate;
(g) First Western Incumbency Certificates. Signed certificates of the Secretary or Assistant Secretary of First Western certifying the names of the officers of First Western authorized to sign each of the Credit Documents to which it is a party and the other documents or certificates to be delivered pursuant to the Credit Documents by First Western, together with the true signatures of each such officer. Administrative Agent and Lenders may conclusively rely on each such certificate until they receive, and have had a reasonable opportunity to act upon, a further certificate of the Secretary or Assistant Secretary of First Western canceling or amending the prior certificate and submitting the signatures of the officers named in the further certificate;
(h) Bring Down Certificates. A bring down certificate of the Secretary or Assistant Secretary of each Borrower certifying that the declaration of trust, articles of incorporation, and bylaws, as applicable of such Borrower have not been modified in any respect from the copies previously provided to the Administrative Agent and the Lenders in connection with the Existing Credit Agreement;
(i) Payments to Administrative Agent. The payment to Administrative Agent of: (i) all fees to be received by Administrative Agent pursuant to this agreement or any other Credit Document, and (ii) all third-party costs incurred in connection with this agreement, including all reasonable attorneys’ fees, costs and out-of-pocket expenses of Administrative Agent’s counsel incurred or estimated to have been incurred through the Closing Date in connection with the preparation, execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby;
(j) Opinion of Counsel. A favorable opinion addressed to Administrative Agent and Lenders, in form and substance satisfactory to Administrative Agent, from outside legal counsel to Borrowers; and
(k) Additional Information. Such other documents, instruments, reports, opinions and information as reasonably required by Administrative Agent, any Lender and their respective counsel.
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5.2 All Borrowings. The obligation of Lenders to extend Borrowings under this agreement (including the initial advances) is subject to the following conditions precedent:
(a) No Default or Potential Default. As of the date of the making of the Borrowing, there exists no Event of Default or Potential Default;
(b) Compliance with Credit Agreement. Each Company has performed and complied with all agreements and conditions contained in this agreement and each other Credit Document that are required to be performed or complied with by it before or at the date of the Borrowing;
(c) No Material Adverse Event. As of the date of making the Borrowing, no Material Adverse Event has occurred and is continuing;
(d) Representations and Warranties. The representations and warranties contained in Section 6 and the other Credit Documents are true in all respects on the date of, and after giving effect to, the Borrowing, with the same force and effect as though made on and as of that date; and
(e) Borrowing Request. Administrative Agent has timely received from a Borrower a properly completed Borrowing Request, executed by a Responsible Officer of such Borrower.
SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Administrative Agent and Lenders as follows:
6.1 Purpose and Regulation U.
(a) Subject to the other provisions in the Credit Documents, including, without limitation, clause (b) below, the proceeds of all Borrowings under the PMC Revolving Facility will be used either (i) to finance PMC’s Mortgage Loan origination, (ii) to finance PMC’s Commercial Loan origination, or (iii) for general corporate purposes. Subject to the other provisions in the Credit Documents, including, without limitation, clause (b) below, the proceeds of all Borrowings under the First Western Revolving Facility will be used either (x) to finance First Western’s Commercial Loan origination under the 7(a) Loan Program of the U.S. Small Business Administration or (y) for general corporate purposes.
(b) The proceeds of the PMC Revolving Facility will be used by PMC solely for the purposes specified in Section 6.1(a). The proceeds of the First Western Revolving Facility will be used by First Western solely for the purposes specified in Section 6.1(a). None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U. No Company is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. No Company, nor any Person acting on behalf of any Company, has taken or will take any action that might cause the Notes or any of the other Credit Documents, including this Credit Agreement, to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.
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(c) No portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of JPMorgan Chase & Co. or any affiliate of any other Lender during the underwriting period and for 30 days thereafter.
6.2 Corporate Existence, Good Standing, Authority and Locations. PMC is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas. First Western is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Except where the failure to qualify would not result in a Material Adverse Event, each Borrower is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (and each of such jurisdictions is identified in Schedule 6.3). Each Borrower possesses all requisite authority and power to conduct its business as is now being conducted and as proposed to be conducted (including under the Credit Documents) and to own and operate its assets as now owned and operated and as proposed to be owned and operated (including under the Credit Documents). Each Borrower’s chief executive office and other principal offices are described on Schedule 6.3. The present location of each Borrower’s books and records concerning accounts and accounts receivable is at its chief executive office.
6.3 Subsidiaries and Names. Schedule 6.3 describes (a) each Company, (b) every name or trade name used by each Company during the four-month period before the date of this agreement (or during the period such Company has been a Subsidiary, if shorter) and (c) every change of each Company’s name during the four month period before the date of this agreement. All of the outstanding shares of beneficial interests, capital stock or similar voting interests of each Company are (i) duly authorized, validly issued, fully paid and nonassessable, (ii) owned of record and beneficially as described in Schedule 6.3, free and clear of any Liens, and (iii) not subject to any warrant, option or other acquisition Right of any Person or subject to any voting, ownership or transfer restriction except (1) restrictions imposed by securities laws and general corporate laws and (2) restrictions expressly noted in the certificates evidencing such shares.
6.4 Authorization and Contravention. The execution and delivery by each Borrower of each Credit Document to which it is a party and the performance by it of its obligations under those Credit Documents (a) are within its trust or corporate power, (b) have been duly authorized by all necessary trust or corporate action, (c) require no consent of, action by, or filing with, any Governmental Authority (except any action or filing that has been taken or made or consent that has been received, and is completed and in final form and full force and effect, on or before the Closing Date), (d) do not violate any provision of its Organizational Documents, (e) do not violate any provision of any Governmental Requirement applicable to it or result in any breach of, or default under, any material agreement of the Companies, or (f) result in, or requires the imposition of, any Liens on any property of any Company, other than in favor of Administrative Agent for Lenders.
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6.5 Binding Effect. Upon execution by each Borrower of each Credit Document to which it is a party, each such Credit Document will constitute a legal and binding obligation of such Borrower, enforceable against such Borrower in accordance with that Credit Document’s terms, except as that enforceability may be limited by Debtor Relief Laws and general principles of equity.
6.6 Financials. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies’ consolidated (if applicable) financial condition, results of operations and cash flows as of, and for the portion of the fiscal year ending on, their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, or specifically contemplated or expressly permitted by, the Credit Documents, no material adverse changes have occurred in the Companies’ consolidated (if applicable) financial condition from that shown in the Current Financials.
6.7 Solvency. On each Borrowing Date, each Borrower is, and after giving effect to the requested Borrowing will be, Solvent.
6.8 Litigation.
(a) Except as shown on Schedule 6.8, no Company is subject to, or aware of the threat of, any Litigation involving any Company, or any of their respective properties, which if adversely determined against any of them, reasonably could be expected to result in a Material Adverse Event, and
(b) No outstanding and unpaid judgments against any Company exist that reasonably could be expected to result in a Material Adverse Event.
6.9 Taxes.
(a) Except where the non-compliance of any of the following reasonably could not be expected to result in a Material Adverse Event, (i) all returns, reports and other information of each Company required to be filed in respect to a present or future liability for any Taxes have been prepared in compliance with all requisite Governmental Requirements, and as so prepared, have been properly filed (or extensions have been granted) and (ii) all Taxes imposed upon each Company that are due and payable have been timely and fully paid except as are being contested as permitted by Section 7.5.
(b) PMC qualifies as a “real estate investment trust” for all purposes under the Code.
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6.10 Environmental Matters.
(a) No Company has received notice from any Governmental Authority that it has any actual or potential Environmental Liability, and no Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case reasonably could be expected to constitute a Material Adverse Event.
(b) No Company has received notice from any Governmental Authority that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which reasonably could be expected to constitute a Material Adverse Event.
(c) No Company knows of any environmental conditions or circumstances adversely affecting any material portion of the collateral securing any of the Commercial Loans or Mortgage Loans. The Companies have taken all steps required under applicable Governmental Requirements to determine that all of the Projects securing the Mortgage Loans are in compliance with all applicable Governmental Requirements.
6.11 Employee Plans. Except where not a Material Adverse Event (a) no Employee Plan subject to ERISA has incurred an “accumulated funding deficiency” (as defined in Section 302 of ERISA or Section 512 of the Code), (b) neither any Company nor any ERISA Affiliate has incurred liability (except for liabilities for premiums that have been paid or that are not past due) under ERISA to the PBGC in connection with any Employee Plan, (c) neither any Company nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither any Company nor any ERISA Affiliate has engaged in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code), (e) no “reportable event” (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither any Company nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the Code to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code and (h) no Multiemployer Plan subject to the Code is in reorganization within the meaning of Section 418 of the Code.
6.12 Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, after the date of this agreement, as permitted by Section 8.10. No Lien exists on any property of any Company except Permitted Liens. Except for the Credit Documents, no Company is party or subject to any agreement, instrument or order which in any way restricts any Company’s ability to allow Liens to exist upon any of its assets.
6.13 Government Regulations.
(a) No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.
(b) Each of the Companies has complied with all applicable Governmental Requirements of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective property.
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6.14 Transactions with Affiliates. Except for transactions with other Companies as permitted by Section 8.5, no Company is a party to a transaction (other than of an inconsequential nature) with any of its Affiliates.
6.15 Debt. No Company has any Debt except Permitted Debt.
6.16 Leases. Except where it could not reasonably be expected to result in a Material Adverse Event, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary or desirable for the operation of its properties and assets and (b) all material leases under which any Company is a lessee are in full force and effect.
6.17 Labor Matters. Except where it could not reasonably be expected to result in a Material Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at any Real Property exist, (b) hours worked by and payment made to the employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable Governmental Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books and (d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Governmental Requirements.
6.18 Intellectual Property. Except where it could not reasonably be expected to result in a Material Adverse Event, (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names, trade secrets and other intellectual property rights necessary or desirable to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.
6.19 Insurance. Each Company maintains the insurance required by Section 7.9.
6.20 Full Disclosure. All information furnished to Administrative Agent or Lenders by or on behalf of any Company in connection with the Credit Documents was, and all information furnished to Administrative Agent or Lenders in the future by or on behalf of any Company will be, in each case, when so furnished, true, complete and accurate in all material respects or where estimates or projections were or will be therein made and so designated, based on good faith, reasonable estimates or projections on the date the information is stated or certified.
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SECTION 7. AFFIRMATIVE COVENANTS.
7.1 Certain Items Furnished. Each Borrower shall furnish the following to Administrative Agent (with sufficient copies for each Lender):
(a) Annual Deliveries.
(i) Audited. Promptly after preparation but no later than 90 days after the last day of each fiscal year of PMC, audited Financials showing the Companies’ consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by the opinion, without qualification, of a nationally recognized firm of independent certified public accountants acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies’ consolidated financial condition and results of operations,
(ii) Consolidating. Promptly after preparation but no later than 90 days after the last day of each fiscal year of PMC, Financials showing the Companies’ consolidating financial condition and results of operations as of, and for the year ended on, that last day, accompanied by a certificate of a Responsible Officer of PMC that such Financials were prepared in all material respects consistent with the consolidated financial statements prepared in accordance with GAAP and present fairly, in all material respects, the Companies’ consolidating financial condition and results of operations, and
(iii) Compliance Certificate. Promptly after preparation but no later than 90 days after the last day of each fiscal year of PMC, with respect to the period covered by such Financials required in subparagraph (a)(i) preceding, a duly completed and executed Compliance Certificate.
(b) Quarterly Financials, Etc. Promptly after preparation but no later than 60 days after the last day of each fiscal quarter of PMC, Financials showing the Companies’ consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Compliance Certificate with respect to the period covered by such Financials.
(c) SEC Filings. Promptly after preparation, but in any event (i) within 60 days after the end of each of the first three fiscal quarters of PMC, an accurate and complete copy of PMC’s Form 10-Q as filed with the Securities and Exchange Commission, (ii) within 90 days after the end of each fiscal year of PMC, an accurate and complete copy of PMC’s Form 10-K as filed with the Securities and Exchange Commission, and (iii) promptly upon their becoming available, accurate and complete copies of all registration statements, other reports (including those on Form 8-K) and statements and schedules filed by PMC with any securities exchange, the Securities and Exchange Commission or any other similar Governmental Authority.
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(d) Annual Managed Loan Reports. Promptly after preparation, but no later than November 15 of each year, a schedule as of September 30 of such year of all Mortgage Loans (other than Mortgage Loans owned by a Special Purpose Entity and the sold government guaranteed portion of Mortgage Loans, which shall be delivered in a separate listing), each such report to be in form and scope acceptable to Administrative Agent, including, without limitation, setting forth information identifying (i) all Mortgage Loans with respect to which a default has occurred as to the payment of any installment of principal or interest or other monetary default has occurred under any Mortgage Loan Document related thereto and such default has not been cured for more than 30 days, (ii) Mortgage Loans in Liquidation, (iii) Mortgage Loans in Litigation, (iv) any other Non-Performing Loans, (v) Renegotiated Loans, (vi) Construction Loans, and (vii) Segmented Loans.
(e) Annual Financial Projections. Promptly after preparation but no later than 45 days after the last day of each fiscal year of PMC, annual financial projections for the Companies prepared by PMC, in form and substance reasonably acceptable to Administrative Agent, setting forth management’s projections for the next succeeding fiscal year.
(f) Employee Plans. As soon as possible and within 20 days after PMC or any other Company knows that a Reportable Event has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that Employee Plan, deliver a certificate of a Responsible Officer of PMC setting forth details as to that Reportable Event and the action which any Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that Reportable Event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the Employee Plan is to be terminated, as the case may be. For all purposes of this section, each Borrower is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.
(g) Other Notices. Promptly after either Borrower knows or receives any notification thereof (whichever shall first occur), notice of (a) the existence and status of any Litigation or Environmental Liability that if determined adversely to any Company, could reasonably be expected to result in a Material Adverse Event, (b) any material Litigation that questions the validity of any Lien which secures or purports or is intended to secure any Mortgage Loan Document relating to any Mortgage Loan, any Lien which secures or purports or is intended to secure any Mortgage Loan or any Project Document relating to any Mortgage Loan, (c) any change in any fact or circumstance (other than of an inconsequential nature) represented or warranted by any Company in any Credit Document, (d) any challenge by the Internal Revenue Service with respect to PMC’s status as a REIT, (e) an Event of Default, Potential Default or Material Adverse Event, specifying the nature thereof and what action the Companies have taken, are taking and propose to take and (f) any notice of a “default,” “event of default” or “potential default” from any other creditor of the Companies, with a copy thereof immediately delivered to Administrative Agent, together with an explanation from PMC, in detail satisfactory to Administrative Agent, regarding the notice and effect of such notice.
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(h) First Western Annual Financials. (i) To the extent required to be prepared by any Governmental Authority, promptly after preparation but no later than 90 days after the last day of each fiscal year of First Western, audited Financials showing First Western’s consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by the opinion, without qualification, of a nationally recognized firm of independent certified public accountants acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, First Western’s consolidated financial condition and results of operations or (ii) otherwise, promptly after preparation but no later than 90 days after the last day of each fiscal year of First Western, Financials showing First Western’s consolidated financial condition and results of operations as of, and for the year ended on, that last day.
(i) Other Information. Promptly when reasonably requested by Administrative Agent or any Lender, such additional reasonable information (not otherwise required to be furnished under this agreement) regarding (a) any Company’s business affairs, assets, liabilities, results of operation and financial condition, (b) any Mortgage Loan, or (c) any Mortgage Loan Document, any Project Document or any Project which secures a Mortgage Loan, if any, as Administrative Agent or any Lender may reasonably request (all in form and substance satisfactory to Administrative Agent or that Lender).
7.2 Use of Credit. Each Borrower shall use the proceeds of Borrowings only for the purposes represented in this agreement.
7.3 Books and Records. Each Company shall maintain books, records and accounts necessary to prepare Financials in accordance with GAAP.
7.4 Inspections. Upon reasonable request and advance notice (but during the pendency of an Event of Default, no advance notice is required), each Company shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of that Company’s properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees, outside accountants or representatives from time to time, during reasonable business hours (but during the pendency of an Event of Default, at any time). Without limiting the foregoing, the Companies shall allow Administrative Agent to perform field examinations to test such systems and controls of the Companies as it deems appropriate. Each Borrower shall promptly reimburse Administrative Agent and Lenders for the reasonable expenses of such inspections and field examinations.
7.5 Taxes. Each Company shall promptly pay when due any and all Taxes, except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.
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7.6 Payment of Obligation. Each Company shall promptly pay (or renew and extend) all of its obligations as they become due (unless the obligations, other than the Obligation or any part thereof, are being contested in good faith by appropriate proceedings).
7.7 Expenses. Within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail, each Borrower shall pay (a) all costs, fees and expenses paid or incurred by or on behalf of Administrative Agent incident to any Credit Document (including, without limitation, the reasonable fees and expenses of Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of the Credit Documents and any related amendment, waiver or consent) and (b) all reasonable costs and expenses incurred by Administrative Agent in connection with the enforcement of the obligations of any Company under the Credit Documents or the exercise of any Rights under the Credit Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys’ fees and court costs), all of which are part of the Obligation, bearing interest (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees and expenses in reasonable detail) on the portion thereof from time to time unpaid at the Default Rate until paid.
7.8 Maintenance of Existence, Assets and Business. Each Company shall (a) maintain its trust, corporate or partnership (as applicable) existence and good standing in its state of incorporation or formation (as applicable) and (b) except where the failure to perform any of the following could not reasonably be expected to result in a Material Adverse Event (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits and franchises necessary or desirable for its business and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.
7.9 Insurance. Each Company shall, at its cost and expense, maintain with financially sound, responsible and reputable insurance companies or associations, or as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates, insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. In addition, each Borrower shall and shall cause each other Company to, (a) deliver copies of the policies and endorsements for the insurance required by this Section 7.9 to Administrative Agent promptly after issuance and renewal of each and (b) cause each policy of insurance to provide that it will not be cancelled or modified (as to term, coverage, scope, property or risks covered, change or addition of loss payee or additional insured or otherwise) without 30 days prior written notice to Administrative Agent.
7.10 Compliance with Governmental Requirements. Each Company shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Governmental Requirements (including without limitation, all Environmental Laws and Environmental Permits) except to the extent noncompliance reasonably could be expected not to constitute a Material Adverse Event, (b) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any Company is not in compliance with any Governmental Requirements (including any Environmental Laws or Environmental Permits) if the allegation reasonably could constitute a Material Adverse Event and (c) promptly deliver to Administrative Agent a copy of any notice received from any Governmental Authority alleging that any Company has any potential Environmental Liability if the allegation reasonably could constitute a Material Adverse Event.
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7.11 Indemnification.
(a) AS USED IN THIS SECTION: (I) “INDEMNITOR” MEANS EACH BORROWER AND EACH OTHER COMPANY; (II) “INDEMNITEE” MEANS ADMINISTRATIVE AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE OF ADMINISTRATIVE AGENT AND EACH LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THOSE AFFILIATES AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (III) “INDEMNIFIED LIABILITIES” MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES AND OBLIGATIONS, AND ALL PRESENT AND FUTURE COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING, THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (1) CREDIT DOCUMENT OR TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT, (2) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (3) INDEMNITEE’S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.
(b) EACH INDEMNITOR AGREES, JOINTLY AND SEVERALLY, TO INDEMNIFY PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.
(c) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW GOVERNMENTAL REQUIREMENT, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE’S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.
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(d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.
(e) ALTHOUGH FAILURE TO DO SO DOES NOT REDUCE OR IMPAIR ANY INDEMNITOR’S OBLIGATIONS UNDER THIS SECTION, EACH INDEMNITEE SHALL PROMPTLY NOTIFY BORROWERS OF ANY EVENT ABOUT WHICH THE INDEMNITEE HAS RECEIVED WRITTEN NOTICE AND THAT IS REASONABLY LIKELY TO RESULT IN ANY INDEMNIFIED LIABILITY. EACH INDEMNITOR MAY, AT ITS OWN COST AND EXPENSE, PARTICIPATE IN THE DEFENSE IN ANY PROCEEDING INVOLVING ANY INDEMNIFIED LIABILITY. IF NO EVENT OF DEFAULT OR POTENTIAL DEFAULT EXISTS, INDEMNITORS MAY ASSUME THE DEFENSE IN THAT PROCEEDING ON BEHALF OF THE APPLICABLE INDEMNITEES, INCLUDING THE EMPLOYMENT OF COUNSEL IF FIRST APPROVED (WHICH APPROVAL MAY NOT BE UNREASONABLY WITHHELD) BY THE APPLICABLE INDEMNITEES. IF INDEMNITORS ASSUME ANY DEFENSE, THEY SHALL KEEP THE APPLICABLE INDEMNITEES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH, AND RECEIVE THE CONCURRENCE OF, THOSE INDEMNITEES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF INDEMNITORS CONSENT, IF AN EVENT OF DEFAULT, POTENTIAL DEFAULT OR MATERIAL ADVERSE EVENT EXISTS OR IF ANY INDEMNITEE REASONABLY DETERMINES THAT AN ACTUAL CONFLICT OF INTERESTS EXISTS BETWEEN INDEMNITORS AND THAT INDEMNITEE WITH RESPECT TO THE SUBJECT MATTER OF THE PROCEEDING OR THAT INDEMNITORS ARE NOT DILIGENTLY PURSUING THE DEFENSE, THEN (I) THAT INDEMNITEE MAY, AT INDEMNITORS’ JOINT AND SEVERAL EXPENSE, EMPLOY COUNSEL TO REPRESENT THAT INDEMNITEE THAT IS SEPARATE FROM COUNSEL FOR INDEMNITORS OR ANY OTHER PERSON IN THAT PROCEEDING AND (II) INDEMNITORS ARE NO LONGER ENTITLED TO ASSUME THE DEFENSE ON BEHALF OF THAT INDEMNITEE. NO INDEMNITOR MAY AGREE TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY, OR ANY MATTERS OR ISSUES MATERIAL TO OR NECESSARY FOR THE RESOLUTION OF ANY SUCH LIABILITY, WITHOUT THE PRIOR WRITTEN CONSENT OF THE APPLICABLE INDEMNITEES UNLESS, AS AGREED TO IN WRITING BY AN INDEMNITEE, THAT SETTLEMENT FULLY RELIEVES THOSE INDEMNITEES OF ANY LIABILITY WHATSOEVER FOR THAT INDEMNIFIED LIABILITY. IF AN INDEMNITEE AGREES TO THE SETTLEMENT OF ANY INDEMNIFIED LIABILITY WITHOUT THE PRIOR WRITTEN CONSENT OF INDEMNITORS (WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD), THEN INDEMNITORS ARE NO LONGER OBLIGATED FOR THAT INDEMNIFIED LIABILITY IN RESPECT OF THAT INDEMNITEE.
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7.12 Mortgage Loan Approval, Collection and Servicing Standards. Each Borrower shall follow the loan approval, collection and servicing policies and standards in effect as of the Closing Date, except for immaterial changes in such policies and standards or changes in such policies and standards disclosed to and approved in writing by Administrative Agent and Lenders.
7.13 Negative Pledge. Each Borrower hereby covenants and agrees (and agrees to cause each other Company) not to directly or indirectly create, incur, grant, suffer, or permit to be created or incurred any Lien on any of the respective assets of such Companies, other than Permitted Liens. Furthermore, in the event that, notwithstanding the foregoing, any such Liens (other than Permitted Liens) are granted, incurred, or created, then, in addition to the other Rights granted to Administrative Agent and Lenders hereunder or under applicable Governmental Requirements, (a) the Companies hereby grant to Administrative Agent and Lenders an equal and ratable Lien in and to the property so encumbered, (b) any Person receiving the benefit of any such additional Liens shall be deemed to receive any such grant or conveyance of Liens for the ratable and pari passu benefit of Lenders and Administrative Agent and shall be deemed the bailee and agent for such Lenders for the sole purpose of holding any such collateral and Liens and perfecting Liens in favor of Administrative Agent and Lenders with respect thereto, and (c) upon the request of Administrative Agent, each Company shall execute, and shall request the other Person to execute, all such documents and take all actions requested by Required Lenders to more fully evidence and create such ratable, pari passu Liens in favor of Lenders and Administrative Agent.
SECTION 8. NEGATIVE COVENANTS.
For so long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, each Borrower covenants and agrees with Administrative Agent and Lenders as follows:
8.1 Payroll Taxes. No Company may directly or indirectly use any proceeds of any Borrowing (a) for any purpose other than as represented in this agreement, or (b) for the payment of wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.
8.2 Debt. No Company may:
(a) Create, incur or suffer to exist (directly or indirectly) any direct, indirect, fixed or contingent liability for any Debt except the following (the “Permitted Debt”):
(i) the Obligation;
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(ii) Debt existing on the Closing Date, as more particularly described on Schedule 8.2 (the “Existing Debt”);
(iii) Debt arising under or in connection with any Structured Financing that is entered into as a result of a Company’s Asset Securitization, but in each case only to the extent that such Debt existed on the First Amendment Effective Date;
(iv) Debt under SBIC debentures issued on behalf of a Subsidiary of PMC which is an SBIC and which such Debt is in all cases non-recourse to PMC and First Western in an aggregate amount not to exceed $35,000,000 at any one time outstanding (including any such Debt existing on the Closing Date and described on Schedule 8.2), provided that, no Event of Default or Potential Default has occurred and is continuing when any such Debt is to be incurred, and no Event of Default or Potential Default would be created by such incurrence. PMC shall provide any information requested by Administrative Agent and Lenders with respect to such Debt, including, without limitation, copies of the loan documents evidencing the Debt;
(v) so long as (A) there exists no Potential Default or Event of Default at the time of its incurrence, and no Event of Default or Potential Default would be created by such incurrence, and (B) the Borrowers have obtained the prior written consent of the Administrative Agent, indebtedness and other obligations arising under Rate Management Transactions contemplated by this agreement;
(vi) so long as there exists no Potential Default or Event of Default at the time of its incurrence, and no Event of Default or Potential Default would be created by such incurrence (including, without limitation, with respect to Section 9.3), Debt owed among the Borrowers; and
(vii) so long as there exists no Potential Default or Event of Default at the time of its incurrence, and no Event of Default or Potential Default would be created by such incurrence, Debt incurred by the Specified Subsidiaries to PMC, provided that, the aggregate amount of the sum of (A) such Debt of the Specified Subsidiaries owed to PMC plus (B) Investments made by PMC in the Specified Subsidiaries in accordance with the terms of Section 8.7(g), may not exceed an aggregate amount for all Debt and Investments in all Specified Subsidiaries at any one time outstanding, of $35,000,000.
(b) Prepay, purchase, repurchase, defease or redeem, or cause to be prepaid, purchased, repurchased, defeased or redeemed, any principal of, or any premium (if any) or interest on, any of its Debt, or fund or cause to be funded any sinking or similar fund for any such Debt, except for (i) the Obligation, or (ii) any Debt owed by a Special Purpose Entity incurred in connection with an Asset Securitization, so long as (A) such Debt has been reduced to 15% or less of its original principal amount, (B) such prepayment fully extinguishes such Debt, (C) no Potential Default or Event of Default then exists or would be created by such prepayment, and (D) all remaining Mortgage Loans and related assets of such Special Purpose Entity are promptly transferred to PMC.
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8.3 Liens. No Company may (a) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its properties except a Permitted Lien or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets or properties except (i) the Credit Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease, and (iii) arrangements and agreements that apply only to property subject to Permitted Liens. The following are “Permitted Liens”:
(a) Liens existing on the Closing Date, as more particularly described on Schedule 8.3 (the “Existing Liens”);
(b) Liens on the assets owned by any Special Purpose Entity to the extent such Debt is permitted to exist under Section 8.2(a)(iii) of this Agreement;
(c) Any interest or title of a lessor in property being leased under an operating lease that does not constitute Debt;
(d) Liens arising under Rate Management Transactions permitted by this agreement;
(e) Banker’s Liens and Rights of setoff or recoupment;
(f) Pledges or deposits made to secure any Company’s payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;
(g) Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects and similar encumbrances on, Real Property that do not impair the use of such Real Property (other than of an inconsequential nature) and that are not violated by existing or proposed structures or land use; and
(h) If no Lien has been filed in any jurisdiction or agreed to (i) claims and Liens for Taxes not yet due and payable, (ii) statutory mechanic’s Liens and materialman’s Liens for services or materials and similar statutory Liens incident to construction and maintenance of Real Property, in each case for which payment is not yet due and payable, (iii) statutory landlord’s Liens for rental not yet due and payable and (iv) statutory Liens of warehousemen and carriers and similar statutory Liens securing obligations that are not yet due and payable.
8.4 Employee Plans. No Company may permit any of the events or circumstances described in Section 6.11 to exist or occur except where the failure to perform the foregoing could not reasonably be expected to result in a Material Adverse Event.
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8.5 Transactions with Affiliates. No Company may enter into any transaction with any of its Affiliates except (a) Asset Securitizations existing on the First Amendment Effective Date, (b) transactions permitted by Section 8.2(b)(ii), (c) Investments permitted by Section 8.7(g) and (d) transactions (other than Investments) in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s length transaction with a Person that was not its Affiliate.
8.6 Compliance with Governmental Requirements and Documents. No Company shall (a) violate the provisions of any Governmental Requirements (including, without limitation, OSHA and Environmental Laws) applicable to it or of any material agreement to which it is a party or by which any of its property is subject or bound if that violation alone, or when aggregated with all other violations, reasonably could be expected to result in a Material Adverse Event, (b) violate any provision of its Organizational Documents or (c) repeal, replace or amend any provision of its Organizational Documents if that action reasonably could be expected to result in a Material Adverse Event.
8.7 Investments. No Company may make any Investments except the following (the “Permitted Investments”):
(a) (i) Readily marketable, direct, full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (ii) readily marketable obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America, in each case, due within one year after the acquisition of it (collectively, “Government Securities”);
(b) Readily marketable direct obligations of any state of the United States of America given on the date of such investment a credit rating of at least Aa by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Corporation, in each case due within one year from the making of the investment;
(c) Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, (i) any Lender or (ii) any bank incorporated under the Governmental Requirements of the United States of America or any of its states and given on the date of the investment a short term certificate of deposit credit rating of at least P-2 by Moody’s Investors Service, Inc., or A-2 by Standard & Poor’s Corporation, in each case due within one year after the date of the making of the investment;
(d) Certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Governmental Requirements of any jurisdiction outside the United States of America having on the date of the investment a short term certificate of deposit credit rating of a least P-2 by Moody’s Investors Service, Inc., or A-2 by Standard & Poor’s Corporation, in each case due within one year after the date of the making of the investment;
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(e) Commercial paper maturing in 270 days or less from the date of issuance and rated P-1 or better by Moody’s Investors Service, Inc., or A-1 or better by Standard & Poors Corporation;
(f) Money market instruments and mutual funds rated AAA by Standard & Poors Corporation or given one of the two highest credit rankings for such investments by any other nationally-recognized rating service; and
(g) So long as no Event of Default or Potential Default has occurred and is continuing when any such Investment is to be made, and no Event of Default or Potential Default would be created thereby, Investments made by PMC in (i) Specified Subsidiaries, so long as the aggregate amount of the sum of (A) Investments made by PMC in the Specified Subsidiaries, plus (B) Debt of the Specified Subsidiaries owed to PMC in accordance with the terms of Section 8.2(a)(vii), does not exceed an aggregate amount for all Debt and Investments in all Specified Subsidiaries at any one time outstanding, of $35,000,000, and (ii) First Western (so long as First Western is in compliance with Section 9.3).
8.8 Real Property. No Company may purchase any real property or any hotel/motel project (it being understood that the Companies may acquire REO Property).
8.9 Distributions; Other Payments. No Company shall enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any such Company from declaring, making or paying, directly or indirectly, any Distribution. No Company shall, directly or indirectly, declare, make or pay any Distributions except for:
(a) Distributions by any Company to (i) PMC or (ii) another Company that is a parent of a Company; and
(b) if no Event of Default or Potential Default exists or would exist after giving effect to the Distribution, and so long as any such Distributions are made in the ordinary course of business consistent with sound business practices, Distributions by PMC.
8.10 Disposition of Assets. No Company may sell, assign, lease, transfer or otherwise dispose of any of its assets (including, without limitation, equity interests in any other Company) other than pursuant to a Permitted Asset Sale.
8.11 Mergers, Consolidations and Dissolutions. No Company may merge or consolidate with any other Person, or acquire, in one or a series of related transactions, all or substantially all of the equity or assets of any Person; provided that, notwithstanding the foregoing, so long as no Potential Default or Event of Default then exists or would be created by such transaction, PMC may from time to time acquire substantially all of the assets of any of the Special Purpose Entities that have repaid in full all of the indebtedness and other obligations incurred by them in connection with an Asset Securitization. In addition, no Company may dissolve or convert to any other form of entity.
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8.12 Assignment. No Company may assign or transfer any of its Rights, duties or obligations under any of the Credit Documents.
8.13 Fiscal Year and Accounting Methods. No Company may change either its fiscal year for accounting purposes or any material aspect of its method of accounting.
8.14 New Businesses. No Company, including, without limitation, any new Subsidiary, may engage in any business except the businesses in which it is presently engaged and any other reasonably related business.
8.15 Government Regulations. No Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 2005, as amended.
8.16 Financial Contracts. No Company will enter into or remain liable upon any Financial Contract, except Rate Management Transactions permitted by Section 8.2(a)(v) of this agreement.
8.17 Strict Compliance. No Company may indirectly do anything that it may not directly do under any covenant in any Credit Document.
SECTION 9. FINANCIAL COVENANTS.
For so long as any Lender is committed to lend under this agreement, and until the Obligation has been fully paid and performed, Borrowers covenant and agree with Administrative Agent and Lenders as follows:
9.1 Minimum Net Worth. The Companies’ consolidated Net Worth shall not at any time be less than the sum of (a) $142,000,000, plus (b) 100% of the Net Proceeds from any and all Equity Issuances by PMC after the First Amendment Effective Date.
9.2 Non-Hotel/Motel Loans. The aggregate principal balance of Mortgage Loans of the Companies which are secured by Projects which are not hotels or motels shall not exceed an amount equal to the difference between (a) 15% of the aggregate principal balance of all of its Mortgage Loans minus (b) the aggregate loan loss reserve established by Companies with respect to the Mortgage Loans.
9.3 Investments In and Debt Of First Western. Investments In and Debt Of First Western shall not at any time during any of the periods set forth below exceed the amount opposite such period set forth below:

Period	Amount

First Amendment Effective Date through December 31, 2011	$27,500,000
January 1, 2012 through December 31, 2012	$35,000,000
January 1, 2013 and thereafter	$43,000,000
Amended and Restated Credit Agreement — Page 47

SECTION 10. EVENT OF DEFAULT.
The term “Event of Default” means the occurrence of any one or more of the following:
10.1 Payment of Obligation. Any Borrower’s failure or refusal to pay (a) principal of its Note, or any part thereof, on or before the date when due (including any required mandatory prepayment when due) or (b) any other part of the Obligation on or before 5 days after the date due.
10.2 Covenants. Any Company fails or refuses to punctually and properly perform, observe and comply with any covenant or agreement in any Credit Document applicable to it, and that failure or refusal continues for 15 days after that Company has, or with the exercise of reasonable diligence should have had, notice of that failure or refusal; provided, however, that with respect to the failure or refusal to perform any such covenant or agreement, no Borrower shall be entitled to an opportunity to cure any such failure or refusal if such failure or refusal is either not capable of being cured by such Borrower or if the same covenant has already been breached more than two times during the twelve months preceding such breach.
10.3 Debtor Relief. Any Company (a) is not Solvent, (b) fails to pay its debts generally as they become due, (c) voluntarily seeks, consents to or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender under the Credit Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).
10.4 Judgments and Attachments. Any Company fails, within 10 days after entry, to pay, bond, or otherwise discharge any one or more judgments or orders for the payment of money (not paid or fully covered by insurance) in excess of $1,000,000 (individually or collectively) or the equivalent thereof in another currency or currencies, or any warrant of attachment, sequestration, or similar proceeding against any Company’s assets having a value (individually or collectively) of $1,000,000 or the equivalent thereof in another currency or currencies, which is not either (a) stayed on appeals; (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Company in accordance with GAAP, or (c) dismissed by a court of competent jurisdiction.
10.5 Government Action. Unless otherwise covered by any event described in Section 10.4, (a) the entry or issuance of an order by any Governmental Authority (including the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Governmental Requirements, or (b) the commencement of any action or proceeding by any Governmental Authority (i) for the purpose of condemning, seizing or otherwise appropriating, or taking custody or control of all or any substantial portion of, any Company’s assets or (ii) which asserts any material violation by, or material liability against, any Company based on any Environmental Law.
Amended and Restated Credit Agreement — Page 48

10.6 Misrepresentation. Any representation or warranty made by any Company in any Credit Document, or any financial data or other information now or hereafter furnished to Administrative Agent or Lenders by or on behalf of any Borrower, at any time proves to have been false, incorrect or misleading in any material respect when made.
10.7 Ownership of Other Companies. Any Company (other than PMC) or Special Purpose Entity fails to constitute the direct or indirect Wholly-owned Subsidiary of PMC.
10.8 Change of Control. Any Change of Control shall occur.
10.9 Change in Management. Any material change in the management of PMC or the Companies as a whole, including, without limitation, any two or more of the following are no longer employed by PMC in the same or similar capacities as they are on the Closing Date: Lance Rosemore, Jan Salit or Barry Berlin.
10.10 Other Debt. In respect of any Debt of any Company (other than the Obligation) (a) any Company fails to make any payment when due, (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to permit any holder of that Debt to cause (whether or not it elects to cause) any of such Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity.
10.11 Rate Management Transactions. Nonpayment by any Company of any Rate Management Obligation when due or the breach by any Company of any term, provision or condition contained in any Rate Management Transaction.
10.12 Validity and Enforceability of Credit Documents. Any Credit Document ceases to be in full force and effect or is declared to be null and void, or the validity or enforceability of any Credit Document is contested by any Company or any other Person, or any Company or any other Person asserts the absence of, or denies that it has, any liability or obligations under any Credit Document to which it is a party except in accordance with that document’s express provisions, shall fail to constitute a valid, perfected first priority lien in favor of Administrative Agent for Lenders, except in accordance with the express provisions of any applicable Credit Document.
10.13 Material Agreement Default or Cancellation. The default under, or breach or cancellation of, any agreement or other contractual arrangement to which any Company is a party or beneficiary or by which any of its property is bound or subject, which reasonably could be expected to result in any (a) significant impairment of (i) the ability of PMC, First Western or any other Company to perform any of its payment or other material obligations under any Credit Document or (ii) the ability of Administrative Agent or Lenders to enforce any of those obligations or any of their respective Rights under the Credit Documents, (b) significant and adverse effect on the business, management or financial condition of the PMC, First Western or of the Companies as a whole, as represented to Lenders in the Financials then most recently received by them or (c) event or circumstance that could result in an Event of Default or Potential Default pursuant to Sections 10.1 through 10.15 (inclusive).
Amended and Restated Credit Agreement — Page 49

10.14 Environmental Matters. Any of the following shall occur and Required Lenders determine, in good faith, that (a) such occurrence could materially and adversely affect the business or operations of PMC, First Western or any other Company or any of their ability to pay its debts as they come due or to pay or perform any of the Obligation, and (b) the aggregate liability of PMC, First Western and the other Companies resulting from such occurrences could exceed $1,000,000: (i) the failure of any Loan Obligor or other owner of any Project which secures a Mortgage Loan or Commercial Loan to obtain and maintain any environmental permit, certificate, license approval, registration, or authorization required under any Environmental Law; (ii) any Loan Obligor or other owner of a Project which secures a Mortgage Loan or Commercial Loan is or may be potentially responsible or liable with respect to any investigation or clean up of any threatened or actual release of any Hazardous Substance with respect to such Project; (iii) a Release of any Hazardous Substance has occurred at, on or under any Project which secures any Mortgage Loan or Commercial Loan; (iv) any oral or written notification of a Release of Hazardous Substance has been filed by or on behalf of PMC, First Western or any other Company or any Loan Obligor or in relation to any Project which secures any Mortgage Loan or Commercial Loan; (v) any Project which secures any Mortgage Loan or Commercial Loan is or will be listed or is proposed for listing on the National Priority List promulgated pursuant to CERCLA, any related Governmental Requirement or on any federal or state list of sites requiring investigation or clean up; (vi) any Environmental Lien shall exist on any Project which secures any Mortgage Loan or Commercial Loan; or (vii) any governmental action shall have been taken or be in process or pending which could subject any Project which secures any Mortgage Loan or Commercial Loan to any Environmental Lien.
10.15 Employee Benefit Plans. (a) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of any Borrower to the PBGC or to an Employee Plan in an aggregate amount exceeding $1,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to Section 7.1(f), Administrative Agent shall have notified such Borrower in writing that (i) Required Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under Title IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a Lien pursuant to section 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof, an Event of Default exists hereunder; or (b) any Borrower or any ERISA Affiliate has provided to any affected party a 60 day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with section 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $1,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e) (i) any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that is has incurred withdrawal liability (within the meaning of section 4201 of ERISA to such Multiemployer Plan), (ii) such Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $1,000,000; or (f) any Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of any Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000.
Amended and Restated Credit Agreement — Page 50

SECTION 11. RIGHTS AND REMEDIES.
11.1 Remedies Upon Event of Default.
(a) Debtor Relief. If an Event of Default exists under Section 10.3, the commitment to extend credit under this agreement automatically terminates and the entire unpaid principal balance of the Obligation, together with all interest accrued thereon, and all other amounts then accrued and unpaid, automatically become and shall be due and payable without any action of any kind whatsoever.
(b) Other Events of Default. If any Event of Default exists, Administrative Agent may (with the consent of, and must, upon the request of Required Lenders), do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 11.1(a), declare the entire unpaid principal balance of all or any part of the Obligation, together with all interest accrued thereon, and all other amounts then accrued and unpaid, immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; (iv) require the Companies to open and maintain a secured lockbox account for the receipt of the Companies’ accounts receivables; notes receivable and other receivables; and (v) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Governmental Requirements or otherwise at law or in equity.
(c) Offset. If an Event of Default exists, to the extent not prohibited by applicable Governmental Requirements, each Lender may exercise the Rights of offset and banker’s lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender, provided, however, no such right of offset or banker’s lien may be exercised against any account of a Special Purpose Entity.
11.2 Company Waivers. To the extent not prohibited by applicable Governmental Requirements, each Borrower and each other Company waives, in respect to any action taken by Administrative Agent or Lenders at any time and from time to time pursuant to Section 11.1, presentment, demand for payment, protest, acceleration, notice of protest and nonpayment, notice of intention to accelerate, notice of acceleration, and all other notices and acts, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, increase or other modification to, or by any release or change in any security for the payment of, all or any part of the Obligation.
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11.3 Performance by Administrative Agent. If any Company’s covenant, duty or agreement is not performed in accordance with the terms of the Credit Documents, Administrative Agent may at its option (but subject to the approval of Required Lenders), perform or attempt to perform that covenant, duty or agreement on behalf of that Company, and any amount expended by or on behalf of Administrative Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Administrative Agent on demand, becomes part of the Obligation, and bears interest on the portion thereof from time to time unpaid at the Default Rate from the date of Administrative Agent’s expenditure until paid. However, Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company’s covenants, duties or agreements. Notwithstanding the forgoing, unless an Event of Default then exists, Administrative Agent shall not take any such action without requesting that a Borrower take such action on its own behalf.
11.4 Not in Control. Nothing in any Credit Document gives or may be deemed to give to Administrative Agent or any Lender the Right to exercise control over any Company’s Real Property, other assets, affairs or management or to preclude or interfere with any Company’s compliance with any Governmental Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any “Material Adverse Event” or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement or other provision of any Credit Document is included for credit documentation purposes only and does not imply and should not be deemed to mean that Administrative Agent or any Lender acquiesces in any non compliance by any Company with any applicable Governmental Requirement, document, or otherwise or does not expect the Companies to promptly, diligently and continuously carry out all appropriate removal, remediation, compliance, closure or other activities required or appropriate in accordance with all Environmental Laws. Administrative Agent’s and Lenders’ power is limited to the Rights provided in, or referred to by, the Credit Documents. All of those Rights exist solely to assure payment and performance of the Obligation in accordance with the terms of the Credit Documents, and may be exercised in a manner determined to be appropriate by Administrative Agent or Lenders in their sole business judgment.
11.5 Course of Dealing. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation is not a waiver of any Event of Default then existing. No waiver by Administrative Agent, Required Lenders or Lenders of any Event of Default is a waiver of any other then existing or subsequent Event of Default. No delay or omission by Administrative Agent, Required Lenders or Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.
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11.6 Cumulative Rights. All Rights available to Administrative Agent, Required Lenders and Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to Administrative Agent, Required Lenders and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent, Required Lenders or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Credit Documents.
11.7 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.
11.8 Certain Proceedings. Each Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Required Lenders reasonably request in connection with the obtaining of any consent, approval, registration (other than securities law registrations), qualification, permit, license or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Credit Documents. Because each Borrower agrees that Administrative Agent’s and Required Lenders’ remedies under applicable Governmental Requirements for failure of such Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, each Borrower agrees that the covenants of this section may be specifically enforced.
11.9 Expenditures by Administrative Agent or Lenders. Any sums spent by Administrative Agent or any Lender in the exercise of any Right under any Credit Document is payable by the Companies to Administrative Agent within 10 days of written demand, becomes part of the Obligation, and bears interest on the portion thereof from time to time unpaid at the Default Rate from the date spent until the date repaid.
SECTION 12. ADMINISTRATIVE AGENT AND LENDERS.
12.1 Administrative Agent.
(a) Appointment. Each Lender appoints Administrative Agent (including, without limitation, each successor Administrative Agent in accordance with this Section 12) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to any Borrower under the Credit Documents; (iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to promptly distribute to it all material information, requests, documents, and items received from any Borrower under the Credit Documents; (vi) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Credit Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Governmental Requirements.
Amended and Restated Credit Agreement — Page 53

(b) Successor. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Credit Documents. Administrative Agent may also voluntarily resign and shall resign upon the request of Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Credit Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of Required Lenders), then Required Lenders shall (which, if no Event of Default or Potential Default exists, is subject to Borrower’s approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If Required Lenders fail to appoint a successor Administrative Agent within 30 days after the resigning Administrative Agent has given notice of resignation or Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent’s resignation or removal as Administrative Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Credit Documents.
(c) Rights as Lender. Administrative Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as Administrative Agent. The term “Lender”, unless the context otherwise indicates, includes Administrative Agent. Administrative Agent’s resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and each Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrowers but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrowers and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrowers except those expressly set forth in the Credit Documents, and that Administrative Agent in its capacity as a Lender has the same Rights as any other Lender.
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(d) Other Activities. Administrative Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Borrower, act as trustee or depositary for any Borrower, or otherwise be engaged in other transactions with any Borrower (collectively, the “other activities”) not the subject of the Credit Documents. Without limiting the Rights of Lenders specifically set forth in the Credit Documents, neither Administrative Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender’s activities, any present or future guaranties by or for the account of any Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by Administrative Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Administrative Agent’s or any other Lender’s possession or control that may be or become security for the obligations of any Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Administrative Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Credit Documents).
12.2 Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys’ fees and other costs of collection) incurred by Administrative Agent (while acting in such capacity) in connection with any of the Credit Documents if Administrative Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Administrative Agent if Administrative Agent is subsequently reimbursed from other sources.
12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender’s Pro Rata Part of the Obligation).
12.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or
Amended and Restated Credit Agreement — Page 55

transferee of or Participant in that Lender’s portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Administrative Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or a Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.
12.5 Limitation of Administrative Agent’s Liability.
(a) Exculpation. Neither Administrative Agent nor any of its Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Administrative Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Credit Documents (but nothing in this agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).
(b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Administrative Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If Administrative Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting under this agreement in accordance with instructions of Required Lenders.
(c) Reliance. Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Credit Document (except by Administrative Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by Administrative Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document, or (v) observation of or compliance with any of the terms, covenants, or
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conditions of any Credit Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER’S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.
12.6 Event of Default. While an Event of Default exists, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any Company’s property, Administrative Agent is acting for the ratable benefit of each Lender.
12.7 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.
12.8 Relationship of Lenders. The Credit Documents do not create a partnership or joint venture among Administrative Agent and Lenders or among Lenders.
12.9 Benefits of Agreement. None of the provisions of this section inure to the benefit of any Company or any other Person except Administrative Agent and Lenders. Therefore, no Company or any other Person is entitled to rely upon, or entitled to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with these provisions.
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SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.
13.1 Successors and Assigns. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Credit Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. The parties to this agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any loan or which holds any Note to direct payments relating to such loan or Note to another Person. Any assignee of the rights to any loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such loan.
13.2 Participations.
(a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its loans and the holder of any Note issued to it in evidence thereof for all purposes under the Credit Documents, all amounts payable by each Borrower under this agreement shall be determined as if such Lender had not sold such participating interests, and Borrowers and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Credit Documents.
(b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any loan or any Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such loan or such Commitment, extends the Stated Termination Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such loan or any such Commitment, releases any guarantor of any such loan or releases all or substantially all of the collateral, if any, securing any such loan.
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(c) Benefit of Setoff. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.1 as if each Participant were a Lender.
13.3 Assignments.
(a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Credit Documents. Such assignment shall be substantially in the form of Exhibit E or in such other form as may be agreed to by the parties thereto. The consent of Borrowers and Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of Borrowers and Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding loans (if the applicable Commitment has been terminated).
(b) Effect; Effective Date. Upon (i) delivery to Administrative Agent of an assignment, together with any consents required by Section 13.3(a), and (ii) payment of a $4,000 fee from the Purchaser or the assigning Lender to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitments and loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this agreement and any other Credit Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitments and loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(b), the transferor Lender, Administrative Agent and Borrowers shall, if the transferor Lender or the Purchaser desires that its loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
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13.4 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of Borrowers and their respective Subsidiaries, so long as such Transferee or prospective Transferee agrees in writing to keep such information confidential.
13.5 Tax Treatment. If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.19.
SECTION 14. MISCELLANEOUS.
14.1 Nonbusiness Days. Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.
14.2 Communications. Unless otherwise specifically provided, whenever any Credit Document requires or permits any consent, approval, notice, request or demand from one party to another, communication must be in writing (which may be by telex or fax) to be effective and shall be deemed to have been given (i) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (ii) if by fax, when transmitted to the appropriate fax number and machine confirmation of receipt is received (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered), (iii) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed and deposited in the appropriate official postal service, (iv) if by e-mail, when transmitted to the appropriate e-mail address of the receiving party (and all communications sent by e-mail must be followed by a facsimile of that e-mail sent to the receiving party), or (v) if by any other means, when actually delivered. Until changed by notice pursuant to this agreement, the addresses (and fax numbers) for Borrowers and Administrative Agent are stated beside their respective signatures to this agreement. The address (and fax number) for each Lender who becomes party to this agreement shall be stated beside its name on Schedule 2 or in the Assignment and Assumption pursuant to which it became a party.
14.3 Form and Number of Documents. The form, substance and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Administrative Agent and its counsel.
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14.4 Exceptions to Covenants. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Credit Document if that action or omission would result in the breach of any other covenant contained in any Credit Document.
14.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Credit Documents survive all closings under the Credit Documents and, except as otherwise indicated, are not affected by any investigation made by any party.
14.6 Governing Governmental Requirements. Unless otherwise stated in any Credit Document, the Governmental Requirements of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Credit Documents and the validity, construction, enforcement, and interpretation of the Credit Documents.
14.7 Invalid Provisions. Any provision in any Credit Document held to be illegal, invalid or unenforceable is fully severable; the appropriate Credit Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Lenders and each Company party to the affected Credit Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.
14.8 Conflicts Between Credit Documents. The provisions of this agreement control if in conflict (i.e., the provisions contradict each other as opposed to a Credit Document containing additional provisions not in conflict) with the provisions of any other Credit Document.
14.9 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company’s obligations under the Credit Documents shall remain in full force and effect until termination of the Commitments and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, except that Sections 3.16, 3.18, Section 11, and Section 13, and any other provisions under the Credit Documents expressly intended to survive by the terms hereof or by the terms of the applicable Credit Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under any Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, the obligations of each Company under the Credit Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
14.10 Amendments, Consents, Conflicts, and Waivers.
(a) Required Lenders. Unless otherwise specifically provided (i) the provisions of this agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrowers, Administrative Agent, and Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, and (ii) the other Credit Documents may only be the subject of an amendment, modification, or waiver that has been approved by Required Lenders and Borrowers.
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(b) All Lenders. Any amendment to or consent or waiver under this agreement or any Credit Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrowers and Administrative Agent and executed (or approved, as the case may be) by each Lender: (i) Extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Credit Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to Administrative Agent or Lenders under this agreement (except such reductions as are contemplated by this agreement); (iii) changes the definition of “Commitment,” “Commitment Percentage,” “Required Lenders,” or “Pro Rata Part;” (iv) increases any one or more Lenders’ Commitments; or (v) changes this clause (b) or any other matter specifically requiring the consent of all Lenders under this agreement.
(c) Conflicts. Any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Credit Document is controlled by the terms and provisions of this agreement.
(d) Waivers. No course of dealing or any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender under this agreement operates as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Lenders (or Required Lenders, if permitted under this agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.
14.11 Multiple Counterparts. Any Credit Document may be executed in a number of identical counterparts, and by each party thereto on separate counterparts (including, at Administrative Agent’s discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.
14.12 VENUE, SERVICE OF PROCESS, AND JURY TRIAL.
(a) VENUE AND SERVICE OF PROCESS. EACH BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS
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DIVISION, (III) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (IV) CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, AND (V) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS.
(b) JURY WAIVER. EACH OF BORROWERS, ADMINISTRATIVE AGENT AND LENDERS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG SUCH PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER CREDIT DOCUMENTS.
(c) General. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. EACH BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT’S AND EACH LENDER’S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF ADMINISTRATIVE AGENT AND EACH LENDER HAVE ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. EACH BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Credit Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.
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14.13 ENTIRETY. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, THE OTHER COMPANIES, LENDERS, AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
14.14 Amendment and Restatement. This agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this agreement and the other Credit Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. EACH BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OTHER PERSON’S OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.
[Remainder of Page Intentionally Blank. Signature Page Follows]
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DULY EXECUTED AND DELIVERED by each of the signatories hereto as of the date first stated in this agreement.

PMC COMMERCIAL TRUST, as a Borrower
By:	/s/ Barry Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

Address for Notice: PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, Texas 75252 Attn: Chief Financial Officer Fax No.: 972/349-3265 FIRST WESTERN SBLC, INC., as a Borrower
By:	/s/ Barry Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

Address for Notice: First Western SBLC, Inc. 17950 Preston Road, Suite 600 Dallas, Texas 75252 Attn: Lance B. Rosemore Fax No.:
AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Administrative Agent, JPMorgan Chase, and a Lender
By:	/s/ Denise Parks
Denise Parks
Senior Vice President

Address for Notice: JPMorgan Chase Bank, National Association 2200 Ross Avenue, 8th Floor Dallas, Texas 75201 Attn: Denise Parks Fax No.: 214/965-2946
AMENDED AND RESTATED CREDIT AGREEMENT — SIGNATURE PAGE